                          GENESIS HEALTH VENTURES, INC.


                                 RETIREMENT PLAN

                      (Restated, Effective January 1, 1989)

                          GENESIS HEALTH VENTURES, INC.

                                 RETIREMENT PLAN

                      (Restated, Effective January 1, 1989)


                                TABLE OF CONTENTS


ARTICLE  SUBJECT MATTER                                 Page
-------  --------------                                 ----
     I.  DEFINITIONS..............................        1

    II.  PARTICIPATION ELIGIBILITY................       20

   III.  EMPLOYER CONTRIBUTIONS...................       23

   IIIA. TOP-HEAVY PLAN PROVISIONS................       31

    IV.  PARTICIPANT CONTRIBUTIONS AND SALARY
                    REDUCTION ARRANGEMENTS........       39

     V.  ALLOCATION OF CONTRIBUTIONS..............       51

    VI.  ADMINISTRATIVE PROVISIONS................       60

   VII.  RETIREMENT AND DISABILITY BENEFITS.......       72

  VIII.  DEATH BENEFITS...........................       73

    IX.  VESTING PROVISIONS.......................       80

     X.  METHODS AND TIMING OF BENEFIT
            DISTRIBUTIONS..........................      83

    XI.  PLAN ADMINISTRATION......................       93

   XII.  ALLOCATION AND DELEGATION OF
            AUTHORITY AND RESPONSIBILITY...........      97

  XIII.   APPLICATION FOR BENEFITS AND
            CLAIMS PROCEDURES......................      99

   XIV.   AMENDMENT AND TERMINATION................     102

    XV.   MISCELLANEOUS PROVISIONS.................     105





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                          GENESIS HEALTH VENTURES, INC.

                                 RETIREMENT PLAN

                      (Restated, Effective January 1, 1989)


                                    ARTICLE I

                                   DEFINITIONS

         Sec. 1.01 "Account" shall mean the entire interest of a Participant in the Plan. Unless otherwise specified, the value of a Participant's Account shall be determined as of the Valuation Date coincident with or next following the occurrence of the event to which reference is made. A Participant's Account shall consist of such of the following as the Participant has under the Plan:
(a) Employer Profit-Sharing Contribution Account; (b) Employer Salary Reduction Contribution Account; and (c) Employer Matching Contribution Account.

         Sec. 1.02 "Accrual Computation Period" shall mean the twelve-month period corresponding to the Plan Year.

         Sec. 1.03 "Actual Deferral Percentage" shall mean, for any Plan Year, the average of the ratios, calculated separately for each Participant in the group of Highly Compensated Employees and for the group of all other Employees, of a Participant's Salary Reduction Amounts to his/her Compensation for the Plan Year.

         Sec. 1.04 "Affiliated Company" shall mean any entity which, with any entity constituting Employer, constitutes (a) a "controlled group of corporations" within the meaning of Section 414(b) of the Code, (b) a "group of trades or businesses under common control" within the meaning of Section 414(c) of the Code, or (c) an "affiliated service group" within the meaning of Section 414(m) of the Code. The term Affiliated Company shall include any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code. If an Owner-Employee, who is described in Section 401(d) of the Code, is a Participant and his/her Account is credited with an allocation of an Employer contribution, any entity described in Section 401(d) of the Code shall constitute an Affiliated Company. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. Solely for purposes of
Article V of this Plan, whether an entity constitutes an Affiliated Company under Paragraph (a) or (b) above, shall be determined by application of the provisions of Section 415(h) of the Code.

         Sec. 1.05 "Age" shall mean the chronological age attained by the Participant at his/her most recent birthday.

         Sec. 1.06 "Alternate Payee" shall mean any person entitled to current or future payment of benefits under the Plan pursuant to a QDRO.

         Sec. 1.07 "Anniversary Date" shall mean the last day of the Plan Year.

         Sec. 1.08  "Beneficiary" shall mean:

                           (a) Any Alternate Payee named in a QDRO to receive benefits in the event of the death of the Participant, to the extent of the rights granted in such QDRO;

                           (b) As to any Participant who is married at the time of his/her death, the Participant's Spouse, except as provided in Paragraphs (c) and (d) of this section;

                           (c) As to any Participant who (1) is not married at the time of his/her death, or (2) is married, but whose Spouse has consented to the designation of a Beneficiary other than himself/herself (to the extent of such consent), the persons or entities designated by the Participant in writing to be his/her Beneficiaries hereunder; and

                           (d) As to any Participant who dies not survived by a Spouse, whose death benefit is not subject to a QDRO, and who has not designated a Beneficiary (or who is not survived by any such designated Beneficiary), the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class to share equally:

                                    (1)  Lineal descendants (including adopted
                  persons and step-children) per stirpes;

                                    (2)  Surviving parents; and

                                    (3) The Participant's estate.

         Sec. 1.09 "Benefit Commencement Date" shall mean the first day of the first period for which an amount is paid as an annuity or in any other form.

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         Sec. 1.10 "Board" shall mean the board of directors of the Employer if the Employer is a corporation. "Board" shall mean the sole proprietor if the Employer is a sole proprietorship or the appropriately authorized partner(s) if the Employer is a partnership.

         Sec. 1.11 "Break in Service" shall mean failure by a Participant or Employee to complete more than five hundred (500) Hours of Service during any Eligibility or Vesting Computation Period. However, no Break in Service shall be deemed to have occurred until there occurs a termination of the employer-employee relationship between the Employer and the Employee or Participant involved. Any Break in Service shall be deemed to have commenced on the first day of the Computation Period in which it occurs, or, if later, the date on which the Employee last renders service for which he/she is entitled to credit for an Hour of Service during such Computation Period. No Break in Service shall be deemed to occur during an Employee's initial Eligibility Computation Period solely because of his/her failure to complete more than five hundred (500) Hours of Service during any one Plan Year occurring in part during such twelve-month period if the Employee completes one (1) Year of Service during such initial Eligibility Computation Period. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of this Plan setting forth circumstances of Excused Absence. Solely for the purposes of determining whether or not a Break in Service has occurred, there shall be credited to each Employee absent from service on a Parenthood Absence the lesser of (a) the number of Hours of Service that would normally have been credited to the Participant but for such absence (if determinable, and if not determinable, then the number of Hours of Service determined by multiplying the number of days of such absence by 8), or (b) five hundred one
(501) Hours of Service, with all of the Hours of Service so credited being deemed to have been credited to the Eligibility and Vesting Computation Periods in which such absence begins if necessary to avoid a Break in Service in such Computation Periods, or, if not necessary to avoid such Breaks in Service, then to the Eligibility and Vesting Computation Periods next following the Computation Periods in which such absence commenced.

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         Sec. 1.12  "Compensation" shall mean:

                           (a) In General. Compensation shall mean the wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source) paid by the Employer during the Accrual Computation Period of reference, determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation paid with respect to service performed prior to the Entry Date on which the Eligible Class Employee becomes a Participant under this Plan and with respect to service performed after the date on which an Employee ceases to be an Eligible Class Employee shall be disregarded.

                           (b) Amounts Excluded. (1) In General. However, Compensation shall not include (i) Employer contributions to a plan of deferred compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a qualified plan of deferred compensation; (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
         (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are excludable from the gross income of the Participant).

                                    (2)  Other Amounts Excluded. In addition,
                  Compensation shall not include reimbursement or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

                           (c) Inclusion of Certain Deferred Amounts.
         Notwithstanding the foregoing, Compensation shall also include any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant in accordance with Section 125, 402(a)(8), 402(h), 403(b), 414(h)(2) or 457(b) of the Code.

                           (d) Compensation of Self-Employed Individuals. If an Employer is a sole proprietorship or partnership, a Self-Employed Individual shall be treated as an Employee and, with respect to such individual, Compensation shall mean his/her Earned Income for the Accrual Compensation Period multiplied by a fraction, the numerator of which is the Compensation which would be taken into account if such Employee were not a Self-Employed Individual and the denominator of which is such individual's Earned Income (determined without regard to Paragraph (b)(2)).

                           (e)      Limitation on Compensation.

                                    (1) For Plan Years Beginning January 1, 1994
                  and Thereafter. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget and Reconciliation Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined ("Accrual Computation Period"), beginning in such calendar year. If such Accrual Computation Period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Accrual Computation Period, and the denominator of which is twelve (12).

                           If Compensation for any prior Accrual Computation
                  Period is taken into account in determining an Employee's benefits accruing in the current Plan Year, Compensation for that prior Accrual Computation Period is subject to the OBRA '93 annual compensation limit in effect for such prior Accrual Computation Period. For this purpose, for Accrual Computation Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                                    (2)  For Plan Years Beginning Prior to
                  January 1, 1994. Notwithstanding the foregoing, Compensation for any Accrual Computation Period shall exclude annual earnings of any Employee in excess of $200,000 (or such adjusted amount as is determined by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 401(a)(17) of the Code). In the event of an Accrual Computation Period which is less than twelve months in duration, Compensation for such Accrual Computation Period shall exclude annual earnings of any Employee in excess of an amount determined by multiplying the amount referred to in the preceding sentence by a fraction, the numerator of which is the number of complete calendar months during such Accrual Computation Period and the denominator of which is twelve
                  (12). For purposes of this paragraph, the Compensation of certain Highly Compensated Employees shall include the Compensation of Family Members (as defined in the definition of "Highly Compensated Employee") limited, however, to the spouse of such Employee and any lineal descendants of such Employee who have not attained age 19 by the close of the Accrual Computation Period.

         Sec. 1.13 "Computation Period" shall mean the period of twelve (12) consecutive months designated as the Accrual Computation Period, the Eligibility Computation Period, or the Vesting Computation Period, as indicated by the context of usage.

         Sec. 1.14 "Contract" shall mean any annuity, pension, retirement income, or insurance contract or policy providing for payment of benefits under this Plan, and any deposit administration or other contract or policy providing for the management of the assets of the Plan by an insurance company. No Contract providing benefits under this Plan shall be inconsistent with the provisions of this Plan. All Contracts shall be nontransferable (as defined in Section 401(g) of the Code).

         Sec. 1.15 "Deferred Retirement Date" shall mean the date of a Participant's retirement from the service of the Employer subsequent to his/her Normal Retirement Age.

         Sec. 1.16 "Disregarded Prior Service" shall mean Years of Service completed prior to any Break in Service, if

                           (a) (1) the Employee was not a Participant in the Plan, or (2) the Participant had no vested interest in that portion of his/her Account under the Plan attributable to Employer contributions prior to such Break in Service; and

                           (b) the number of consecutive one-year Breaks in Service incurred (including in such series of consecutive one-year Breaks in Service the Break in Service with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds the greater of:

                                    (1) five (5), or

                                    (2) the number of Years of Service, other
                  than Disregarded Prior Service, completed by the Employee (whether or not such Years of Service were completed as an Eligible Class Employee) prior to such Break in Service.

         Sec. 1.17 "Earned Income" shall mean the net earnings from self-employment for personal services rendered in the course of employment with the Employer, calculated in accordance with Section 401(c)(2) of the Code.

         Sec. 1.18 "Effective Date" shall mean January 1, 1989. The Effective Date of this restatement is January 1, 1989. However, those provisions of this Plan which are required for compliance with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988 and the Omnibus Budget Reconciliation Act of 1989 shall take effect no earlier than the dates required by such Acts, and such provisions shall be deemed to be amendments to The Meridian Healthcare, Inc. Retirement Savings Plan as such plan existed prior to January 1, 1995.

         Sec. 1.19  "Eligibility Computation Period" shall mean:

                           (a) with respect to each Employee, the twelve-month period commencing on his/her most recent Employment Commencement Date (his/her "initial" Eligibility Computation Period), and

                           (b) commencing with the Plan Year in which the Employee's initial Eligibility Computation Period ends, each and every full Plan Year during which an Employee is in the service of the Employer.

         Sec. 1.20 "Eligible Class Employee" shall mean each Employee of the Employer, except as hereinafter provided. The term Eligible Class Employee shall not include any person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the inclusion of such person as a Participant in this Plan. In addition, the term Eligible Class Employee shall not include any Leased Employee.

         Sec. 1.21 "Employee" shall mean each person in the employ of the Employer.

         Sec. 1.22 "Employee Retirement Income Security Act of 1974" or "ERISA" shall mean the Act known by that name (P.L. 93-406), including all amendments thereto.

         Sec. 1.23 "Employer" shall mean Genesis Health Ventures, Inc. and Team Rehabilitation Company (until November 30, 1989), both Pennsylvania corporations, and any successor or related entity thereto which adopts this Plan and joins in the corresponding Trust Agreement. The term "Employer" also includes any other entity which, with the consent of the Board, adopts this Plan and joins in the corresponding Trust Agreement.

         Sec. 1.24 "Employer Contribution Account" shall mean that portion of a Participant's Account consisting of Employer Profit-Sharing contributions, reallocated forfeitures, earnings and accretions attributable thereto, and Employer Matching contributions, reallocated forfeitures and the earnings and accretions attributable thereto.

         Sec. 1.25 "Employer Matching Contribution Account" shall mean that portion of a Participant's Account consisting of Employer Matching contributions pursuant to Section 3.01(b) of the Plan, reallocated forfeitures and the earnings and accretions attributable thereto.

         Sec. 1.26 "Employer Profit-Sharing Contribution Account" shall mean that portion of a Participant's Account consisting of Employer Profit-Sharing contributions pursuant to Section 3.01(c) of the Plan, reallocated forfeitures and the earnings and accretions attributable thereto.

         Sec. 1.27 "Employer Salary Reduction Contribution Account" shall mean that portion of a Participant's Account consisting of contributions made by the Employer pursuant to a Salary Reduction Agreement and the provisions of Section 3.01(a) of the Plan, together with the earnings and accretions attributable thereto.

         Sec. 1.28 "Employment Commencement Date" shall mean, with respect to any individual, the first date on which that individual performs an Hour of Service, whether or not such service was performed as an Eligible Class Employee.

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         Sec. 1.29 "Entry Date" shall mean, effective as of January 1, 1991, every January 1st and July 1st thereafter during which this Plan is in effect. Prior to January 1, 1991, "Entry Date" shall mean every January 1st during which this Plan is in effect; "401(k) Entry Date" shall mean the Effective Date and every July 1st and January 1st thereafter during which this Plan is in effect.

         Sec. 1.30  "Excused Absence" means any of the following:

                           (a) Absence on leave granted by the Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purposes of this provision, the Employer will give similar treatment to all Employees in similar circumstances.

                           (b) Absence in any circumstance so long as the Employee continues to receive his/her regular compensation from the Employer.

                           (c) Absence in the armed forces of the United States or government service in time of war or national emergency.

                           (d) Absence by reason of illness or disability until such time as the employment relationship between Employer and Employee is severed.

         An "Excused Absence" shall cease to be an "Excused Absence" and shall be deemed a Break in Service as of the later of (1) and (2), if

                                    (1) Is the first day of such absence if the
                  Employee fails to return to the service of the Employer (i) within five (5) days of the expiration of any leave of absence referred to in Paragraph (a) of this section; (ii) at such time as the payment of regular compensation referred to in Paragraph (b) of this section is discontinued; (iii) within the period after his/her discharge or release from active duty during which the Employee's employment rights are protected by Federal statute, or, if the Employee does not return to the service of the Employer within such period by reason of a disability incurred while in the armed forces, if he/she returns to service with the Employer upon the termination of such disability as evidenced by release from confinement in a military or veterans health care facility; or (iv) upon recovery from the illness or disability referred to in Paragraph (d) of this section; or

                                    (2) Is the first day of the first Plan Year
                  in which the Employee fails to complete more than five hundred
                  (500) Hours of Service.

         The Plan Administrator shall be the sole judge of whether recovery from illness or disability has occurred for this purpose.

         Sec. 1.31 "Five-percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i) of the Code) more than five percent (5%) of the outstanding voting stock of the Employer (or any entity constituting an Affiliated Company) or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity. If an entity is not a corporation, a person shall be considered a "Five-percent Owner" if he/she owns more than five-percent (5%) of either the capital or the profits interest in the entity.

         Sec. 1.32 "Fund" shall mean all of the assets of the Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

         Sec. 1.33 "Highly Compensated Employee" means any Employee who:

                           (a) is a Five-Percent Owner at any time during the Look-Back Year or the Determination Year;

                           (b) receives annual Compensation from the Employer or an Affiliated Company during the Look-Back Year in excess of $75,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments);

                           (c) receives Annual Compensation from the Employer or an Affiliated Company during the Determination Year in excess of $75,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments); provided, however, that such Employee is one of the one hundred (100) Employees (excluding former Employees) who receives the most Annual Compensation from the Employer or an Affiliated Company during the Determination Year;

                           (d) receives Annual Compensation from the Employer or an Affiliated Company during the Look-Back Year in excess of $50,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments) and such Employee is in the Top-Paid Group of Employees for such year;

                           (e) is an officer of the Employer or an Affiliated Company at any time during the Look-Back Year and who receives Annual Compensation from the Employer during such year in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year;

                           (f) is an officer of the Employer or an Affiliated Company at any time during the Determination Year and who receives Annual Compensation from the Employer or an Affiliated Company during such year in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year and is one of the one hundred (100) Employees (excluding former Employees) who receives the most Annual Compensation from the Employer or an Affiliated Company during the Determination Year; or

                           (g) is the officer of the Employer or an Affiliated Company who receives the greatest Annual Compensation during the Look-Back Year or the Determination Year; provided, however that this Paragraph (g) shall apply only if no other officer is described in Paragraph (e) during the Look-Back Year or Paragraph (f) during the Determination Year solely because no officer receives Compensation from the Employer in excess of fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year.

         Notwithstanding the provisions of Paragraphs (e) and (f), the maximum number of officers included during the Look-Back Year or the Determination Year shall be limited in accordance with the rules set forth in Section 414(q)(5) of the Code, which is hereby incorporated by reference.

         Following the determination of the Employees who are Highly Compensated Employees, the ten most highly compensated Employees, members of the Top-Paid Group and the 100 most Highly Compensated Employees, each Family Member of each Highly Compensated Employee who is a Five-Percent Owner or one of the ten most highly compensated employees ranked on the basis of Annual Compensation received during the Look-Back Year or Determination Year shall not be considered a separate Employee and any Annual Compensation paid to such Family Member and any applicable contribution or benefit of such Family Member shall be treated as if it were on behalf of such Five-Percent Owner or Highly Compensated Employee.

         For purposes of this section, each former Employee with respect to a Determination Year who has a Separation Year prior to the Determination Year and is a Highly Compensated Employee during such Employee's Separation Year or any Determination Year ending on or after such Employee's 55th birthday, shall be considered a Highly Compensated Employee.

         For purposes of determining the number of Employees in the Top-Paid Group, and the maximum number of officers taken into account for purposes of Paragraphs (e) and (f) above, there shall be excluded the employees described in
Section 414(q)(8) of the Code, which is hereby incorporated by reference.

         For purposes of this section:

                  "Annual Compensation" shall mean a Participant's annual compensation (as determined under Article V, increased, however, by income from services outside the United States excluded from "gross income" under Section 911 of the Code and any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of such Employee under Section 125, 402(a)(8), 402(h), 403(b), 414(h)(2) or 457(b) of the Code).

                  "Determination Year" shall mean the Plan Year for which a determination is made.

                  "Family Member" shall mean any Employee's, or former Employee's, spouse, lineal ascendants, lineal descendants and the spouses of such lineal ascendants and lineal descendants.

                  "Look-Back Year" shall mean the twelve (12) month period immediately preceding the Determination Year.

                  "Separation Year" shall mean the Determination Year during which the Employee separates from service with the Employer or performs no services for the Employer. An Employee shall be deemed to have a Separation Year if, during a Determination Year prior to attainment of Age 55, the Employee's Annual Compensation is less than 50% of the Employee's average

         Annual Compensation for the three consecutive calendar years preceding such Determination Year during which the Employee receives the greatest amount of Annual Compensation from the Employer (or the total period of the Employee's service with the Employer, if less).

                  "Top-Paid Group" shall mean the group consisting of the top twenty percent (20%) of Employees (excluding former Employees) of the Employer and all Affiliated Companies, when ranked on the basis of Annual Compensation received from the Employer and all Affiliated Companies.

         Sec. 1.34 "Hour of Service" shall mean (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer during the applicable Computation Period, (b) each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. Hours of Service shall be credited in a manner which is consistent with regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2530.200b-2(b) and (c). Hours of Service shall be credited to the Computation Period in which earned, regardless of when determined or awarded. Notwithstanding the foregoing, (1) not more than five hundred and one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties for the Employer;
(2) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workmen's compensation or disability insurance laws; and (3) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Each week of absence for military service in the armed forces of the United States from which service the Employee returns to the Employer within the period during which he/she has legally protected reemployment rights shall count as a number of Hours of Service equal to the number of Hours of Service that would have been credited to the Employee with respect to the Employee's customary week of employment during the month immediately preceding the date on which absence for military service commenced. Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour for which pay is earned, regardless of the rate of compensation in effect with respect to such hour. If the Employer maintains the plan of a predecessor employer, Hours of Service with such employer shall be considered to be Hours of Service with the Employer. Service with an Affiliated Company in any Computation Period shall be considered service with the Employer in that Computation Period for the purposes of this Plan; provided, however, that except as may otherwise be specifically provided under the Plan, Hours of Service with any entity prior to the date on which it became an Affiliated Company and Hours of Service with any entity subsequent to the date on which it ceased to be an Affiliated Company shall not be considered to be Hours of Service with the Employer.

         Hours of service performed prior to October 1, 1989 by former employees of ASCO Healthcare, Inc. who became Employees of the Employer as of such date shall be deemed to be Hours of Service performed for the Employer for purposes of the eligibility provisions of the Plan. Hours of service performed prior to July 30, 1992 by former employees of Suburban Medical Services, Inc. who became Employees of the Employer as of such date shall be deemed to be Hours of Service performed for the Employer for purposes of the eligibility provisions of the Plan. Hours of service performed prior to April 30, 1993 by former employees of Health Concepts & Services, Inc. who became Employees of the Employer as of such date shall be deemed to be Hours of Service performed for the Employer for purposes of the eligibility, vesting and benefit accrual provisions of the Plan. Hours of service performed prior to August 1, 1993 by former employees of Manor Care Systems, Inc. at the Towne Manor Nursing & Rehabilitation Center East, Towne Manor Nursing & Rehabilitation Center West and Dorrance Manor Nursing & Rehabilitation Center facilities who became Employees of the Employer as of such date shall be deemed to be Hours of Service performed for the Employer for purposes of the eligibility, vesting and benefit accrual provisions of the Plan. Hours of Service performed prior to November 30, 1993, by former employees of Meridian Healthcare, Inc. who became Employees of the Employer as of such date shall be deemed to be Hours of Service performed for the Employer for purposes of the eligibility, vesting and benefit accrual provisions of the Plan. Hours of Service performed prior to August 1, 1993 by former employees of Edgemont Partners, L.P., a Tennessee limited partnership, who became Employees of the Employer as of such date shall be deemed to be Hours of Service performed for the Employer for purposes of the eligibility, vesting and benefit accrual provisions of the Plan.

         For purposes of this section, the term "Employee" includes an Employee and a Leased Employee.

         If an Employee's payroll records are normally kept on other than an hourly basis, as described below, the following equivalencies may be utilized in determining the number of Hours of Service to which the Employee is entitled to be credited.

Basis Upon Which the                        Credit Granted If Participant
Participant's Payroll                        Earns At Least One (1) Hour
Records Are Maintained                        Of Service During Period
----------------------                      -----------------------------
Shift.............................           Actual hours for full shift
Day...............................            10 Hours of Service
Week..............................            45 Hours of Service
Semi-monthly Payroll Period.......            95 Hours of Service
Months of Employment..............           190 Hours of Service

         Sec. 1.35 "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986 as the same may be amended from time to time.

         Sec. 1.36 "Investment Manager" shall mean any fiduciary (other than a Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who has qualified as an "Investment Manager" within the meaning of Section 3(38) of ERISA.

         Sec. 1.37 "Leased Employee" shall mean any individual (other than an Employee) who pursuant to an agreement between the Employer and any other entity ("Leasing Organization"), has performed services for the Employer (or related entities determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by a Leasing Organization which are attributable to services performed for the Employer shall be treated as if they had been provided by the Employer. An individual shall not be considered as a Leased Employee if he/she is covered by a safe harbor plan which satisfies the requirements of Section 414(n) of the Code.

         Sec. 1.38 "Named Fiduciary" shall mean the Employer, the Trustee, the Plan Administrator (if other than the Employer) and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him/her/it under this Plan and/or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

         Sec. 1.39 "Net Income" shall mean the current and accumulated earnings of the Employer as determined by the Employer's regularly engaged accountant upon the basis of the

Employer's books of account, in accordance with generally accepted accounting principles, but without any deduction being taken for any of the following: (a) depreciation, (b) extraordinary losses, (c) casualty losses in excess of recovery, (d) contributions to this or any other qualified retirement plan, or
(e) federal, state, county, or municipal income taxes or taxes on income imposed by any other political subdivision.

         Sec. 1.40 "Normal Retirement Age" shall mean the date on which the Participant attains Age 65.

         Sec. 1.41 "Owner-Employee" shall mean a Self-Employed Individual of an Employer who owns more than ten percent (10%) of either the capital or profits interest of such entity.

         Sec. 1.42 "Parenthood Absence" shall mean an absence from work (a) due to the pregnancy of the individual, (b) due to the birth of a child of the individual, (c) due to the placement of a child in connection with the adoption of that child by the individual, or (d) for the purposes of caring for a child during the period immediately following the birth or placement for adoption of such child.

         Sec. 1.43 "Participant" shall mean any person who has been or who is an Eligible Class Employee of Employer and who has been admitted to participation in this Plan pursuant to the provisions of Article II. The term "Participant" shall include Active Participants (those who are currently eligible to share in Employer contributions to the Plan), Retired Participants (those former Employees presently receiving benefits under the Plan or entitled to receive such benefits), and Vested Participants (Employees and former Employees who are no longer Active Participants, and, if this Plan is terminated, former Active Participants who remain Employees of Employer, any of whom are or may become entitled at some future date to the distribution of benefits from this Plan by reason of their having been Active Participants herein).

         Sec. 1.44 "Plan" shall mean the Genesis Health Ventures, Inc. Retirement Plan as set forth herein, and as the same may from time to time hereafter be amended. This Plan is intended to satisfy the requirements of
Section 401(k) of the Code and to constitute a qualified cash or deferred arrangement within the meaning of that section. The Plan constitutes the merger of the Meridian Healthcare, Inc. Retirement Savings Plan into this Plan, effective as of January 1, 1995.

         Sec. 1.45 "Plan Administrator" shall mean the person or committee named as such pursuant to the provisions hereof, or, in the absence of any such appointment, Genesis Health Ventures, Inc.

         Sec. 1.46 "Plan Year" shall mean the twelve-month period commencing each January 1 and ending on the subsequent December 31.

         Sec. 1.47 "QDRO" shall mean a "qualified domestic relations order" within the meaning of Section 206(d)(3)(B) of ERISA.

         Sec. 1.48 "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant, with a benefit payable after the death of the Participant to the surviving Spouse of the Participant for the life of such surviving Spouse, where the periodic benefit payable to such surviving Spouse is not less than fifty percent (50%) nor more than one hundred percent (100%) of the periodic benefit payable to the Participant during his/her lifetime, and where the annuity provided is the actuarial equivalent of a single life annuity for the life of the Participant as of the Benefit Commencement Date. Unless otherwise specified in the Plan, any reference to a Qualified Joint and Survivor Annuity shall be a reference to such an annuity providing a surviving Spouse's benefit of fifty percent (50%) of the benefit that was payable to the Participant during his/her lifetime.

         Sec. 1.49 "Qualified Preretirement Benefit Survivor Annuity" shall mean an annuity for the life of the Participant's Spouse the actuarial equivalent of which is not less than fifty percent (50%) nor more than one hundred percent (100%) of the Participant's vested Account balance as of the date of the Participant's death, determined as of the Valuation Date coincident with or next following the date of such death. Unless otherwise specified in the Plan, any reference to a Qualified Preretirement Benefit Survivor Annuity in the Plan shall be a reference to such an annuity providing a surviving Spouse's benefit of one hundred percent (100%) of the Participant's vested Account balance as of the date of the Participant's death.

         Sec. 1.50 "Required Beginning Date" shall mean the April 1 of the calendar year next following the calendar year in which the Participant attains Age 70-1/2, except that with respect to any Participant who attained age 70-1/2 prior to January 1, 1988 (other than a Participant who was a Five-Percent Owner at any time after attaining age 66-1/2), the "Required Beginning Date" shall mean the April 1 of the calendar year next following the calendar year in which he/she attains Age 70-1/2, or if later, the April 1 of the calendar year next following the calendar year in which he/she retires.

         Sec. 1.51 "Restoration Contribution Account" shall mean so much of the Participant's Account as is attributable to amounts returned to the Plan under the "cash out-buy back" provisions of Article IV.

         Sec. 1.52 "Salary Reduction Agreement" shall mean the written agreement between a Participant and the Employer pursuant to which the Participant agrees to accept a reduction in Compensation, or declines an increase in the same, and pursuant to which the Employer agrees to contribute the amount of such reduction or declined increase as an Employer contribution to the Participant's Employer Salary Reduction Contribution Account under this Plan.

         Sec. 1.53 "Salary Reduction Amount" shall mean the amount of remuneration which is yielded or declined by the Participant pursuant to a Salary Reduction Agreement and which the Employer has agreed to contribute to the Participant's Employer Salary Reduction Contribution Account under this Plan.

         Sec. 1.54 "Self-Employed Individual" shall mean an individual who has Earned Income from the Employer.

         Sec. 1.55 "Spouse" shall mean (a) the person to whom the Participant was married on his/her Benefit Commencement Date, or (b) if the Participant's Benefit Commencement Date had not occurred at the time of his/her death, the person to whom the Participant was married at the time of his/her death. When the word "spouse" is used without an initial capital letter in the Plan, the term means the person to whom the Participant was married or is married as of the date of reference.

         Sec. 1.56 "Total Disability" shall mean: (a) Effective as of January 1, 1994, a physical or mental condition of such severity and duration as to entitle the Participant to disability retirement benefits under the Social Security Act; or (b) prior to January 1, 1994, a physical or mental condition of such severity and probable prolonged duration as to render it unlikely, in the judgment of the Plan Administrator, that the Participant will be able to resume the duties he/she was performing for the Employer prior to the onset of the condition resulting in Total Disability. The Plan Administrator shall rely, in making any such determination, upon the judgment of one or more medical practitioners selected by the Plan Administrator and upon such evidence as is presented by the Participant. No determination of Total Disability shall be made if the Participant fails to provide such evidence as is required by the Plan Administrator and/or fails to submit to examination by the medical practitioner(s) selected by the Plan Administrator.

         Sec. 1.57 "Transferee Plan" shall mean a plan which accepts an inter-plan transfer in accordance with Article IV, directly or indirectly, from a plan (the "Transferor Plan") which is required to provide Qualified Joint and Survivor Annuities and Qualified Preretirement Benefit Survivor Annuities, or optional forms of benefits not provided hereunder.

         Sec. 1.58 "Trust Agreement" shall mean the Genesis Health Ventures, Inc. Retirement Plan Trust Agreement as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements as may be executed for the purpose of providing for the management of the assets of the Plan.

         Sec. 1.59 "Trustee" shall mean the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

         Sec. 1.60 "Valuation Date" shall mean the last day of the Plan Year (the "Annual Valuation Date") and each other interim date during the Plan Year on which a valuation of the Fund is made.

         Sec. 1.61 "Vesting Computation Period" shall mean the Plan Year.

         Sec. 1.62 "Year of Participation" shall mean any Accrual Computation Period in which the Participant completes one thousand (1,000) or more Hours of Service.

         Sec. 1.63 "Year of Service" shall have the following meanings when used in this Plan:

                           (a) When applied to eligibility provisions, a "Year of Service" shall mean completion of an Eligibility Computation Period in which the person is credited with one thousand (1,000) or more Hours of Service, whether or not that service is performed as an Eligible Class Employee.

                           (b) When applied to vesting provisions, a "Year of Service" shall mean a Vesting Computation Period in which the person completes one thousand (1,000) or more Hours of Service, whether or not that service is performed as an Eligible Class Employee, subject, however, to the limitations on service which is credited for vesting purposes as provided in this Plan.


                           (c) All Years of Service which become Disregarded Prior Service shall cease to be Years of Service for all purposes under the Plan.

                                   ARTICLE II

                            PARTICIPATION ELIGIBILITY

         Sec. 2.01 (a) Eligibility Provisions as of January 1, 1991. Every Eligible Class Employee shall become a Participant on the Entry Date coincident with or next following the date on which he/she completes one (1) Year of Service. Notwithstanding the foregoing, no person shall be admitted as a Participant if he/she is no longer an Employee on the Entry Date as of which he/she would otherwise have become a Participant.

                           (b) Eligibility Provisions Prior to January 1, 1991. Every Eligible Class Employee shall become eligible to enter into a Salary Reduction Agreement on the 401(k) Entry Date coincident or next following the date on which he/she is credited with one (1) Year of Service. Every Eligible Class Employee shall become a Participant and be eligible to participate in allocations of Employer Matching contributions and Employer Profit-Sharing contributions made pursuant to Sections 3.01(b) and 3.01(c) as of the Entry Date for the Plan Year during which he/she completes one (1) Year of Service.

         Sec. 2.02 Procedure for and Effect of Admission. Each Eligible Class Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Plan Administrator as a precondition of such admission. In addition, such Employee must execute and deliver such documents as are required by the Plan Administrator in connection with a Salary Reduction Agreement, if applicable. By becoming a Participant, each Employee shall for all purposes be deemed conclusively to have assented to the terms and provisions of this Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

         Sec. 2.03 Waiver of Participation. An Employee, once having become eligible for participation in this Plan, shall not have the right to waive such participation unless the Plan Administrator, in its sole discretion, determines to allow written waivers of participation. If such waivers are permitted, they shall be permitted on a nondiscriminatory basis and shall be effective on a year-to-year basis only. The Plan Administrator retains the right not to permit waivers in any year or years, even if such waivers were permitted in prior years. Any Participant who waives participation shall be deemed to have bound his/her heirs, personal representatives and assigns by such waiver. No waiver shall be accepted from a Participant subject to a QDRO unless it is determined by the Plan Administrator that such waiver would not diminish the entitlement of the party or parties for the benefit of whom such QDRO exists.

         Sec. 2.04 Readmission after Breaks in Service and Employment
Termination.

                           (a) For the purposes of determining eligibility to be an Active Participant, service prior to the occurrence of a Break in Service shall be combined with service subsequent to such Break in Service except if the service prior to the Break in Service is Disregarded Prior Service.

                           (b) The following persons shall be admitted or readmitted to Active Participant status as of the date on which they resume their status as Eligible Class Employees:

                                    (1) Any person who satisfied the minimum age
                  and service requirements for Active Participant status, who experienced a termination of employment prior to the Entry Date on which he/she would have assumed Active Participant status and was not in the employ of the Employer on that Entry Date, and who subsequently again becomes an Eligible Class Employee, unless such prior service constitutes Disregarded Prior Service.

                                    (2) Any person who experienced a Break in
                  Service but who had a vested interest in his/her Account under this Plan by reason of a prior period of participation.

                           (c) Any person who experiences a Break in Service after becoming a Participant, but who does not cease to be an Eligible Class Employee at the time of such Break in Service, shall be deemed to have again become an Active Participant as of the first day of the first Accrual Computation Period in which he/she completes a Year of Service after such Break in Service.

                           (d) Any person who experiences a Break in Service, whose prior service is not protected under the provisions of Paragraph
         (a) of this section, and who thereafter retains or resumes a status as an Eligible Class Employee shall be considered a new Employee upon performance of one (1) Hour of Service subsequent to such Break in Service, and shall be required to satisfy the minimum service requirements of Section 2.01 without regard to service prior to a Break in Service or employment termination.

         Sec. 2.05 Changes in Status. In the event that a person, who has been in the employ of the Employer in a category of employment not eligible for participation in this Plan, or who was employed by an Affiliated Company, subsequently becomes an Eligible Class Employee of the Employer by reason of a change in status to a category of employment eligible for participation, or by reason of becoming an Employee of the Employer, and subject to the provisions set forth in the remainder of this section, he/she shall become a Participant as of the date on which occurs such change to Eligible Class Employee status. However, if on the date of such change, he/she has not satisfied all of the requirements of Section 2.01, he/she will not become a Participant until the Entry Date coincident with or next following the date on which he/she first satisfies all of the requirements of Section 2.01, and will then become a Participant only if he/she is still then an Eligible Class Employee.

                                   ARTICLE III

                             EMPLOYER CONTRIBUTIONS

         Sec. 3.01  Determination of Amount.

                           (a) Employer Salary Reduction Contributions. The Employer shall contribute with respect to each Accrual Computation Period the aggregate of the Salary Reduction Amounts applicable to such Accrual Computation Period, as determined pursuant to Salary Reduction Agreements in force between the Employer and Participants in this Plan.

                           (b) Employer Matching Contributions. As of the last day of each Accrual Computation Period, the Employer shall contribute to the Trust an Employer Matching contribution, expressed as a dollar amount or percentage of the Salary Reduction Amounts made on behalf of each Participant, in such amount as the Board, in its absolute discretion, shall timely determine to be the Employer Matching contribution for the Accrual Computation Period then ending.

                           (c) Employer Profit-Sharing Contributions. As of the last day of each Accrual Computation Period, the Employer shall contribute to the Trust, from Net Income, such amounts as the Board, in its absolute discretion, shall timely determine to be the Employer's Profit-Sharing contribution for the Accrual Computation Period then ending, which contributions shall be reduced, however, by any amounts forfeited from the accounts of Participants or former Participants pursuant to the provisions of Section 5.02. This provision shall not be construed as requiring Employer to make contributions in (or with respect to) any Accrual Computation Period, whether or not there exists Net Income from which such contributions could be made.

         Sec. 3.02 Timing of Contributions. Employer shall pay its contribution made with respect to any Accrual Computation Period to the Trustee on or before the date established for the filing of the Employer's federal income tax return (including any extensions of that date) for the fiscal year of the Employer ending with or within the Accrual Computation Period with respect to which such contribution is made. However, any Salary Reduction Amount shall be contributed to the Plan within a reasonable period of time not to exceed ninety (90) days after such Salary Reduction Amount is withheld from the Participant's pay or such shorter period of time as may be specified in the regulations under Section 401(k) of the Code.

         Sec. 3.03 Contingent Nature of Contributions. To the extent that the deductibility thereof is subsequently denied, each contribution made by Employer pursuant to the provisions of Section 3.01 hereof is hereby made expressly contingent on the deductibility thereof for Federal income tax purposes for the year with respect to which such contribution is made.

         Sec. 3.04 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and Trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the foregoing limitations:

                           (a) Initial Nonqualification. If the Plan fails initially to satisfy the qualification requirements of Section 401(a) of the Code, and if Employer declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer.

                           (b) Disallowance of Deduction. To the extent that a Federal income tax deduction is disallowed for any contribution made by Employer, Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance.

                           (c) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

         In the event that any refund of amounts contributed pursuant to Section 3.01(b) or Section 3.01(c) is paid to the Employer hereunder, such refund shall be made without interest and shall be deducted from among the Employer Matching Contribution Accounts or Employer Profit-Sharing Contribution Accounts of the Participants, as the case may be, as an investment loss except to the extent that the amount of the refund can be identified to one or more specific Participants (as in the case of certain mistakes of fact, disallowances of compensation resulting in reduction of deductible contributions, etc.) in which case the amount of the refund identifiable to each such Participant's Account shall be deducted directly from such Account. Refunds of Salary Reduction Amounts are described in Article IV of this Plan.

         Notwithstanding any other provision of this Section 3.04, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of one hundred percent (100%) of the amount in such Account(s) nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants and/or beneficiaries. In the case that such distributions become refundable, Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

         All refunds pursuant to this section shall be limited in amount, circumstance and timing to the provisions of Section 403(c) of ERISA, if applicable, and no such refund shall be made if, solely on account of such refund, the Plan would cease to be a qualified plan pursuant to Section 401(a) of the Code.

         Sec. 3.05  Limitation on Employer Matching Contributions.

                           (a)      Definitions.

                                    (1) "Aggregate Limit" shall mean the greater
                  of (i) the sum of (A) one hundred twenty-five percent (125%) of the greater of the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the Accrual Computation Period ("Relevant Actual Deferral Percentage") or the Average Contribution Percentage of the group of Participants who are not Highly Compensated Employees for the Accrual Computation Period ("Relevant Average Contribution Percentage"); and (B) two (2) percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; provided, however, that in no event shall the amount in this Paragraph (a)(1)(i)(B) exceed two hundred percent (200%) of the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; or
                  (ii) the sum of (A) one hundred twenty-five percent (125%) of the lesser of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; and (B) two (2) percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage; provided, however, that in no event shall the amount in this Paragraph (a)(1)(ii)(B) exceed two hundred percent (200%) of the greater of the Relevant Actual Deferral Percentage or the Relevant Average Contribution Percentage.

                                    (2) "Average Contribution Percentage" shall
                  mean the average, expressed as a percentage, of the Contribution Percentages of the Participants to whom reference is made.

                                    (3) "Contribution Percentage" shall mean the
                  ratio, expressed as a percentage of, of a Participant's Contribution Amounts to his/her Compensation for the Accrual Computation Period.

                                    (4) "Contribution Amount" shall mean the
                  Employer Matching contributions allocable to a Participant for the Plan Year. To the extent that Employer Matching contributions are treated as Salary Reduction Amounts pursuant to Section 4.04(c), such contributions shall not be treated as Contribution Amounts for purposes of this section. To the extent provided in regulations, Salary Reduction Amounts may be treated as Contribution Amounts for purposes of this section; provided, however, that the requirements of Section 4.04(b) are satisfied prior to including such Salary Reduction Amounts as Contribution Amounts and Section 4.04(b) continues to be satisfied after such Salary Reduction Amounts are treated as Contribution Amounts. In addition, Employer Profit-Sharing contributions shall be treated as Contribution Amounts if such contributions satisfy the vesting and distribution requirements of Section 4.04(c).

                                    (5) "Excess Aggregate Contributions" shall
                  mean, with respect to any Plan Year, the excess of:

                                       (A)  the Contribution Amount of a Highly
                           Compensated Employee for such Plan Year, over

                                       (B) the maximum allowable Contribution
                           Amount determined in accordance with the Average Contribution Percentage test described in Paragraph
                           (b) of this
                           Section.

                  Such determination shall be made after first determining "Excess Deferrals" pursuant to Section 4.06(b) and then determining "Excess Contributions" pursuant to Section 4.04(b).

                           (b) Average Contribution Percentage Test. The
                  Contribution Amount of any Highly Compensated Employee shall not exceed the maximum amount determined by the Employer to be acceptable so that the Average Contribution Percentage for all Participants who are Highly Compensated Employees is not more than one hundred twenty-five percent (125%) of the Average Contribution Percentage for all other Participants. Notwithstanding the preceding sentence, the Average Contribution Percentage for the Participants who are Highly Compensated Employees may be greater than one hundred twenty-five percent (125%) of the Average Contribution Percentage of the other Participants, to a maximum of two hundred percent (200%) of such Average Contribution Percentage for the other Participants if the Average Contribution Percentage for such Highly Compensated Employees does not exceed the Average Contribution Percentage of the other Participants by more than two (2) percentage points. However, if Participants who are Highly Compensated Employees have Contribution Amounts under this Plan and may elect to have the Employer make Salary Reduction Amounts on their behalf, the limitation in this paragraph may be further reduced in accordance with the limitation described in Paragraph (c)(1). The Excess Aggregate Contributions with respect to the Highly Compensated Employees shall be reduced progressively to the highest uniform percentage of each such Participant's Compensation which the Employer, in its discretion, shall deem to be permissible to ensure that the Average Contribution Percentage of such group does not exceed the maximum allowable percentage.

                           (c)      Special Rules.

                                    (1) If, with respect to an Accrual
                  Computation Period, Salary Reduction Amounts and Contribution Amounts are credited to the Account of a Participant who is a Highly Compensated Employee and the sum of the Actual Deferral Percentage and the Average Contribution Percentage of such Participant exceeds the Aggregate Limit, then the Contribution Percentage of such Participant shall be reduced (beginning with the Highly Compensated Employee whose Contribution Percentage is the highest) so that such limit is not exceeded. The amount by which each such Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. For this purpose, the Actual Deferral Percentage and the Contribution Percentage of such Highly Compensated Employee are determined after any corrections described in Paragraph (d) and Section 4.04(e). The limitation described in this Paragraph (c)(1) shall not be exceeded if the Actual Deferral Percentage and the Average Contribution Percentage for the group of Highly Compensated Employees does not exceed one hundred twenty-five percent (125%) of the Relevant Actual Deferral Percentage and the Relevant Average Contribution Percentage.

                                    (2) For purposes of this section, the
                  Contribution Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Amounts allocated to his/her Account under two or more plans described in Section 401(a) of the Code, including arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Affiliated Company, shall be determined as if all such Contribution Amounts are made under each plan. In addition, if a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans having plan years ending with or within the same calendar year shall be treated as a single plan.

                                    (3) In the event that this Plan satisfies
                  the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentages of participants in such plans, as if such plans were a single plan, provided, however, that plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

                                    (4) With respect to any Participant who is a
                  Highly Compensated Employee and who is either a Five-percent Owner or one of the ten (10) most highly compensated employees when ranked on the basis of Compensation, his/her Contribution Percentage shall be equal to the Contribution Percentage determined by combining the Contribution Amounts and Compensation of all Family Members. Therefore, Family Members of such Highly Compensated Employees shall be disregarded as separate employees for purposes of determining the Contribution Percentage.

                                    (5) For purposes of the Contribution
                  Percentage test, Employer Matching contributions and Employer Profit-Sharing contributions will be considered made for an Accrual Computation Period if they are made within the time prescribed by Section 3.02 and allocated to a Participant's Account with respect to the Accrual Computation Period.

                           (d)      Distributions of Excess Aggregate
         Contributions.

                                    (1) Notwithstanding any other provision of
                  this Plan, Excess Aggregate Contributions, together with the earnings thereon, shall be forfeited, if forfeitable, or if not forfeitable, distributed to those Participants whose Accounts include such Excess Aggregate Contributions as promptly as practicable but not later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contributions were allocated. For purposes of
                  Article V, Excess Aggregate Contributions shall be considered Annual Additions.

                                    (2) Earnings allocable to Excess Aggregate
                  Contributions shall be determined as of the last day of the Accrual Computation Period with respect to which such Excess Aggregate Contributions are attributable and shall be equal to the net earnings for such Accrual Computation Period allocable to the Participant's aggregate Contribution Amounts, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Accrual Computation Period and the denominator of which is that portion of the Participant's Account attributable to his/her aggregate Contribution Amounts (determined prior to adjustment for net investment experience for such Accrual Computation Period).

                                    (3) Excess Aggregate Contributions shall be
                  reduced by forfeiting, if forfeitable, or distributing if nonforfeitable, the Participant's Employer Matching contributions (and, if applicable, the Participant's Employer Profit-Sharing contributions and Salary Reduction Amounts) proportionately.

                                    (4) With respect to any Participant who is a
                  Highly Compensated Employee to whom the rules of Paragraph
                  (c)(4) apply, Excess Aggregate Contributions are determined and corrected by reducing the Contribution Percentage of such Participant as determined under Paragraph (c)(4) and allocating the Excess Aggregate Contributions among all Family Members in proportion to the Contribution Amounts of each Family Member that are combined for purposes of determining such Participant's Contribution Percentage.

                                    (5) Excess Aggregate Contributions forfeited
                  pursuant to this section shall be applied in accordance with
                  Section 5.02.

                                  ARTICLE IIIA

                            TOP-HEAVY PLAN PROVISIONS

         Sec. 3A.01 Application. For each Plan Year beginning in which this Plan is or becomes a Top-Heavy Plan, as hereinafter defined, the provisions of this
Article IIIA shall supersede any conflicting provisions of this Plan. Under the provisions of this article, a Participant may receive increased Employer contributions and/or an increase in his/her vested interest.

         Sec. 3A.02  Minimum Contribution.

                           (a) Except as otherwise provided in this section, with respect to each Top-Heavy Plan Year, a minimum contribution from Net Income shall be made by the Employer and allocated to the Employer Contribution Account of each Active Participant who is not a Key Employee. Except as otherwise provided in this section, such minimum contribution and allocation shall be an amount determined by multiplying (1) three percent (3%) by (2) the Active Participant's compensation, as defined in Section 415 of the Code and the regulations thereunder.

                           (b) The minimum contribution and allocation described in Paragraph (a) of this section, may be reduced if no Key Employee's Employer Contribution Account is credited (or required to be credited) with an amount of Employer contribution (with respect to that Top-Heavy Plan Year) equal to or exceeding three percent (3%) of his/her compensation (as defined in Section 415 of the Code and the regulations thereunder) for that Top-Heavy Plan Year. For such Top-Heavy Plan Year, the largest percentage calculated in accordance with the preceding sentence shall be determined and such lesser percentage shall be substituted for the three percent (3%) stated in Subparagraph (a)(1) of this section. For the purpose of this paragraph, all defined contribution plans included in a Required Aggregation Group will be treated as one plan. This paragraph shall not apply in any Plan Year in which this Plan is a part of an Aggregation Group containing a defined benefit pension plan if this Plan enables a defined benefit plan required to be included in such group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                           (c) The minimum contribution and allocation described in Paragraphs (a) and (b) of this section, shall be reduced to the extent that a Participant's Employer Contribution Account is credited with an Employer contribution under the terms of this Plan without the application of Paragraph (a) of this section. In the event a Participant is covered by any other qualified defined contribution plan(s) sponsored by the Employer, the minimum contribution and allocation described in Paragraphs (a) and (b) of this section shall be reduced by the amount of Employer contributions allocated to the account of such Participant under such other qualified defined contribution plan(s).

                           (d) In the event that an Active Participant is also a Participant in a qualified defined benefit plan(s) sponsored by the Employer, then for each Top-Heavy Plan Year five percent (5%) shall be substituted for three percent (3%) and the phrase "from Net Income" shall be deleted in Paragraph (a) of this section for purposes of determining the amount of minimum contribution and allocation that may be required to be made by the Employer.

                           (e) The following special rules shall apply for purposes of determining what Employer contributions are made or are required to be made:

                                    (1) Benefits under or contributions made to
                  Social Security or related to self-employment income shall be disregarded;

                                    (2) Solely for purposes of determining the
                  amount described in Paragraph (b), Employee contributions attributable to any salary reduction or similar arrangement shall be taken in account with respect to any Plan Year;

                                    (3) Employer contributions shall include
                  forfeitures; and

                                    (4) A waiver of the minimum funding
                  standards of Section 412(d) of the Code shall be disregarded.

                           (f) Any minimum Employer contribution which the Employer may be required to make under the provisions of this article shall be allocated to the Employer Contribution Account of each Active Participant employed by the Employer on the last day of the Plan Year even though such Employee would not otherwise receive an allocation of Employer contributions to this Plan because he/she (1) fails to make a mandatory contribution to this Plan, (2) fails to complete 1,000 Hours of Service, or (3) fails to have a stated minimum amount of remuneration.

         Sec. 3A.03 Adjustment to Section 415 Limits. Subject to the transition rule stated in Section 416(h)(3) of the Code, if, during any Limitation Year, this Plan is a Top-Heavy Plan, the limitations on Annual Additions described in
Article V of this Plan shall be applied with respect to a Participant by substituting 1.00 for 1.25 each place it appears in the Defined Benefit Fraction and Defined Contribution Fraction described in Article V. However, this section shall not apply if this Plan is not a Super Top-Heavy Plan and the minimum contribution and allocation requirements of Section 3A.02 are satisfied:

                           (a) after substituting four percent (4%) for three percent (3%) where it appears in Subparagraph (a)(1) of such section; or

                           (b) after substituting seven and one-half percent (7-1/2%) for five percent (5%) where it appears in Paragraph (d) of such section.

         Sec. 3A.04  Top-Heavy Vesting.

                           (a) Except as otherwise provided in this section, a Participant's vested interest in his/her Employer Contribution Account shall be determined from the following schedule with respect to any Top-Heavy Plan Year during which he/she is a Participant, and as of the date on which he/she experiences a Break in Service (other than by reason of Total Disability or death), subject, however, to the provisions of Article IX with respect to disregarded periods of service.

         Participant's Years                    Participant's Vested
             of Service                              Percentage
         -------------------                    --------------------
         Less than 3 Years of Service................   None
         3 Years of Service or more..................   100%
         Attainment of Normal Retirement Age
           regardless of service.....................   100%
         Upon the death or Total Disability of a
           Participant while in the employ of the
           Employer or an Affiliated Company.........   100%

                           (b) The vesting schedule provided herein applies for purposes of determining a Participant's vested interest in his/her Employer Contribution Account with respect to benefits accrued before the effective date of Section 416 of the Code and benefits accrued prior to the first Top-Heavy Plan Year.

                           (c) In the event this Plan becomes a Top-Heavy Plan and thereafter ceases to be a Top-Heavy Plan, the vesting schedule provided in Article IX shall apply; provided, a Participant with three
         (3) or more Years of Service at the time of such change shall be entitled to elect to have his/her vested percentage computed under the vesting schedule provided in this section or the schedule provided in
         Article IX. Any such election shall be made in accordance with the requirements of Article IX relating to amendments to the vesting schedule.

                           (d) This section does not apply for purposes of determining a Participant's vested interest in his/her Employer Contribution Account if such Participant does not have an Hour of Service after this Plan has first become a Top-Heavy Plan. Such Participant's vested interest shall continue to be determined under
         Article IX.

                           (e) A Participant's vested interest in the portion of his/her Employer Contribution Account, which is attributable to the minimum contribution and allocation described in Paragraphs (a) and (b) of Section 3A.02, may not be forfeited under Section 411(a)(3)(B) of the Code relating to suspension of benefits upon reemployment of a retiree or Section 411(a)(3)(D) of the Code relating to withdrawal of mandatory Employee contributions.

         Sec. 3A.05 Determination of Top-Heavy Status. This Plan shall be deemed to be a Top-Heavy Plan as to any Plan Year if, as of the Determination Date, any of the following conditions are met:

                           (a) This Plan is not part of any Required Aggregation Group or Permissive Aggregation Group and the Key-Employee Ratio under the Plan exceeds sixty percent (60%);

                           (b) This Plan is part of a Required Aggregation Group, there is no Permissive Aggregation Group of which the Plan is a part, and the Key-Employee Ratio of the Required Aggregation Group of which this Plan is a part exceeds sixty percent (60%); or

                           (c) This Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Key-Employee Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

         Sec. 3A.06 Definitions. With respect to any Plan Year in which this Plan is a Top-Heavy Plan, the following additional definitions shall apply:

                           (a) "Aggregation Group" shall mean a Required Aggregation Group or Permissive Aggregation Group. "Required Aggregation Group" shall consist of each qualified retirement plan of the Employer in which a Key Employee is a Participant and each other qualified retirement plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code whether or not the plan is terminated (including plans for self-employed individuals). "Permissive Aggregation Group" shall consist of the Required Aggregation Group plus one or more additional qualified retirement plans sponsored by the Employer and which the Employer elects to include in the Aggregation Group if such total group of plans considered together continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                           (b) "Determination Date" shall mean the last day of the preceding Plan Year or in the case of the Plan's first Plan Year, the last day of such Plan Year.

                           (c) "Employer" shall include all Affiliated Companies for purposes of this article.

                           (d) "Key Employee" shall mean an Employee or former Employee who during the Plan Year or any of the four (4) preceding Plan Years was any of the following:

                                    (1) An officer of the Employer. The term
                  officer means a duly elected or appointed administrative executive rendering regular and continuous service to an Employer whose annual compensation (as determined under Article V, increased, however, by any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Section 125, 402(a)(8), 402(h), 403(b), 414(h)(2) or
                  457(b) of the Code) exceeds fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends.

                                    (2) One (1) of the ten (10) Employees of the
                  Employer owning (or considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i) of the
                  Code) the largest interests in the Employer or any Affiliated Company; except that an Employee who owns not more than a 1/2 percent interest in the Employer or any Affiliated Company, or whose annual compensation does not exceed the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls shall not be included as a Key Employee.

                                    (3) An Employee who is a Five-percent Owner
                  of the Employer.

                                    (4) An Employee whose annual compensation
                  (as determined under Article V, increased, however, by any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant under Section 125, 402(a)(8), 402(h), 403(b), 414(h)(2) or 457(b) of the Code) from the
                  Employer and all Affiliated Companies exceeds $150,000 and who would be described in Subparagraph (3) above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in the definition of "Five-percent Owner."

                  The Beneficiary of any deceased Employee shall be considered as either a Key Employee or not a key employee for the same period the deceased Employee would have been so considered.

                           (e) "Key Employee Ratio" shall mean the ratio for any Plan Year, as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in Subparagraph (1) of this paragraph with the amount described in Subparagraph (2) of this paragraph after deducting from both such amounts the amount described in Subparagraph (3).

                                    (1) The amount described in this
                  subparagraph is the sum of (i) the aggregate of the present values of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

                                    (2) The amount described in this
                  subparagraph is the sum of (i) the aggregate of the present values of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

                                    (3) The amount described in this
                  subparagraph is the sum of (i) all rollover contributions (or similar transfers) to the Plan initiated by an Employee and
                  (ii) any amount that is included in Subparagraph (2) hereof for, on behalf of, or on account of, an individual who is not a Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year and (iii) any amount that is included in Subparagraph (2) hereof for, on behalf of, or on account of an individual who has not performed any services for the Employer at any time during the five (5) year period ending on the Determination Date.

                  For purposes of computing the present value of accrued benefits in any defined benefit plan, the valuation date shall be the most recent valuation date specified in such plan which falls within the twelve (12) month period ending on the Determination Date. The actuarial assumptions that shall be used for such purposes shall be the assumptions used for determining actuarial equivalence of optional benefits under the plan(s). If plans are aggregated, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

                           (f) "Super Top-Heavy Plan" shall mean this Plan for any Plan Year in which this Plan would be deemed "top-heavy" pursuant to Section 3A.05 if "ninety (90%) percent" were substituted for "sixty (60%) percent" at each place where "sixty (60%) percent" appears in such section.

                           (g) "Top-Heavy Plan" shall mean this Plan for any Plan Year in which this Plan is determined to be "top-heavy" pursuant to the provisions of Section 3A.05 hereof.

                           (h) "Top-Heavy Plan Year" shall mean a Plan Year in which this Plan is a Top-Heavy Plan.

                                   ARTICLE IV

                          PARTICIPANT CONTRIBUTIONS AND
                          SALARY REDUCTION ARRANGEMENTS

         Sec. 4.01 Participant Contributions. Except as otherwise provided in this article, no contributions shall be required of, nor shall any contributions be accepted from any Participant.

         Sec. 4.02 Eligibility for Salary Reduction Arrangement. Effective as of January 1, 1991, any Employee who is an Active Participant or who anticipates becoming a Participant as of the next Entry Date may enter into a written Salary Reduction Agreement with the Employer pursuant to which such Participant's Compensation shall be reduced by his/her Salary Reduction Amount. Prior to January 1, 1991, any Employee who is an Active Participant or who anticipates becoming a Participant as of the next 401(k) Entry Date may enter into a written Salary Reduction Agreement with the Employer pursuant to which such Participant's Compensation shall be reduced by his/her Salary Reduction Amount.

         Sec. 4.03  Effective Date of Salary Reduction Agreements.

                           (a) Initial Effective Date. Effective as of January 1, 1991, any Salary Reduction Agreement (and any change in any existing Salary Reduction Agreement) shall become effective as of the Entry Date next following the date on which the Participant's signed Salary Reduction Agreement (or modification) is delivered to the Plan Administrator. Prior to January 1, 1991, any Salary Reduction Agreement (and any change in any existing Salary Reduction Agreement) shall become effective as of the 401(k) Entry Date next following the date on which the Participant's signed salary reduction agreement (or modification) is delivered to the Plan Administrator.

                           (b) Cancellation and Reinstatement. A Salary Reduction Agreement may be canceled or suspended by a Participant or by the Employer as of the end of any payroll period by delivery, prior to the end of such payroll period, by either party to the other, of written notice. In the event of such a cancellation or suspension by or at the request of the Participant, no Salary Reduction Agreement may be reinstated or become effective with respect to such Participant until the Entry Date (or, if applicable, the 401(k) Entry Date) next following the date on which such cancellation or suspension becomes effective.

         Sec. 4.04  Salary Reduction Amounts.

                           (a) Effective as of January 1, 1994, the tentative Salary Reduction Amount set forth in any Salary Reduction Agreement shall be an amount not less than one percent (1%) of the Participant's Compensation nor more than fifteen percent (15%) of the Participant's Compensation (in increments of full percentage points) which does not exceed the dollar amount described in Paragraph (d). Notwithstanding the foregoing, effective as of the Plan Year beginning on January 1, 1995, the tentative Salary Reduction Amount of any Participant whose employment classification is Grade Level 15 or above, shall be an amount not in excess of two percent (2%) of the Participant's Compensation. Tentative Salary Reduction Amounts shall become Salary Reduction Amounts only after the Employer or the Plan Administrator has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and/or to maintain the treatment of Salary Reduction Amounts as a qualified cash or deferred arrangement.

                           (b) If a Participant for any Accrual Computation Period is a Highly Compensated Employee, his/her Salary Reduction Amount shall not exceed the maximum amount determined by the Employer to be acceptable so that the Actual Deferral Percentage for all Highly Compensated Employees is not more than one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Participants, except that the Actual Deferral Percentage for the Highly Compensated Employees may be greater than one hundred twenty-five percent (125%) of the Actual Deferral Percentage of the other Participants, to a maximum of two hundred percent (200%) of such Actual Deferral Percentage for all Participants if the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the Actual Deferral Percentage of the other Participants by more than two (2) percentage points.

                           (c) In order to satisfy the requirements of Paragraph
         (b), the Employer may:

                                    (1) Make an optional Employer Profit-Sharing
                  contribution which is fully vested and nonforfeitable when made and which shall be allocated proportionately among all Participants who are not Highly Compensated Employees on the basis of their respective Salary Reduction Amounts for the Accrual Computation Period of reference;

                                    (2) Take into account Employer Matching
                  contributions which are fully vested and nonforfeitable when made;

                                    (3) Take into account Employer
                  Profit-Sharing contributions which are fully vested and nonforfeitable when made; or

                                    (4) Reduce the tentative Salary Reduction
                  Amounts of Highly Compensated Employees.

         Contributions described in Subparagraph (1), (2) or (3) of this paragraph shall be credited to the Employer Salary Reduction Contribution Accounts of the Participants and shall be deemed to be additional Salary Reduction Amounts for purposes of Paragraph (b) of this section and Section 4.06(a). However, if the reduction under Subparagraph (4) of this paragraph is to be made, the Employer shall calculate the maximum Actual Deferral Percentage for such group pursuant to Paragraph (b). The Salary Reduction Amounts of the Highly Compensated Employees shall be reduced progressively to the highest uniform percentage of each such Participant's Compensation which the Employer, in its discretion, shall deem to be permissible to ensure that the Actual Deferral Percentage of such group does not exceed the maximum allowable percentage. Any Employer Matching Contributions to which such Salary Reduction Amounts relate shall be forfeited and applied in accordance with Section 5.02.

                           (d) Notwithstanding any provision in this Plan to the contrary, in no event shall the Salary Reduction Amounts under this Plan and the elective deferrals (as defined in Section 402(g)(3) of the Code) to any other plans, contracts or arrangements of the Employer, made with respect to any Participant during any calendar year exceed $7,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments). In the event that a Participant's Salary Reduction Amount exceeds the limitation of the preceding sentence, such excess amount ("Excess Deferrals") shall be distributed in accordance with the provisions of Section 4.06(b).

                           (e) All amounts withheld pursuant to a Salary Reduction Agreement and thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations hereinabove set forth. If any amount shall be withheld from the Compensation of a Participant pursuant to a Salary Reduction Agreement which exceeds the maximum amount permissible pursuant to Paragraph (b) hereof, and if such amount is delivered to the Trustee prior to the discovery of the fact that such amount exceeds the limitations hereinabove set forth, and if such excess is not eliminated by means of the optional contribution described in Paragraph (c) above, such amount ("Excess Contributions"), together with the earnings and losses thereon, shall be deemed to have been contributed to the Plan by way of a mistake of fact, shall be refunded to the Employer, and shall thereafter be paid as promptly as practicable, but no later than the last day of the Plan Year following the Plan Year with respect to which such Excess Contributions arose (subject, however, to the withholding of taxes and other amounts as though such amount were current compensation) by the Employer to the Employee from whose Compensation such amount was obtained pursuant to a Salary Reduction Agreement). For purposes of Section 5.03, Excess Contributions shall be considered Annual Additions. For purposes of this paragraph, earnings allocable to Excess Contributions shall be determined as of the last day of the Accrual Computation Period with respect to which such Excess Contributions are attributable and shall be equal to the net earnings allocable to the Participant's Employer Salary Reduction Contribution Account, multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Accrual Computation Period and the denominator of which is the Participant's Employer Salary Reduction Contribution Account (determined prior to adjustment for net investment experience for such Accrual Computation Period).

                           (f) The aggregate of all Salary Reduction Amounts with respect to any Plan Year shall not exceed amounts determined by the Employer to be deductible to the Employer under Section 404(a) of the Code when contributed to the Plan for such Plan Year. If the Employer deems it necessary to reduce the Salary Reduction Amount called for in any Salary Reduction Agreement to satisfy the aforesaid limitation, the Salary Reduction Amounts of all Participants shall be reduced proportionately until the aggregate of all Salary Reduction Amounts are within the limitations of Section 404(a) of the Code, taking into account all other contributions made by the Employer.

                           (g) For purposes of this section, the Actual Deferral Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Salary Reduction Amounts (and contributions treated as Salary Reduction Amounts) allocated to his/her Account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Affiliated Company, shall be determined as if the total of such amounts are made under a single arrangement. In addition, if a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single plan.

                           (h) The Actual Deferral Percentage of a Highly Compensated Employee who is either a Five-Percent Owner or one of the ten (10) most highly compensated Employees when ranked on the basis of Compensation (including Family Members) shall be equal to the Actual Deferral Percentage determined by combining the Salary Reduction Amounts (and contributions treated as Salary Reduction Amounts) and Compensation of all Family Members. With respect to any Participant described in this paragraph, Excess Contributions are determined and corrected by reducing the Actual Deferral Percentage of such Highly Compensated Employee (as determined under this paragraph) and allocating the Excess Contributions among all Family Members in proportion to the Salary Reduction Amounts (and contributions treated as Salary Reduction Amounts) of each Family Member that are combined for purposes of determining such Participant's Actual Deferral Percentage.

                           (i) For purposes of determining the Actual Deferral Percentage, Salary Reduction Amounts and contributions treated as Salary Reduction Amounts will be considered made for an Accrual Computation Period if they are made within the time prescribed by
         Section 3.02 and allocated to a Participant's Account with respect to the Accrual Computation Period.

                           (j) In the event that this Plan satisfies the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this Section 4.04 shall be applied by determining the Actual Deferral Percentages of participants in such plans, as if such plans were a single plan. Provided, however, that plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

         Section 4.05 Establishment of Separate Account. The Plan Administrator shall establish on behalf of each Participant who enters into a Salary Reduction Agreement an Employer Salary Reduction Contribution Account. All Salary Reduction Amounts resulting from the reduction of the remuneration of any Participant shall be credited directly to that Participant's Employer Salary Reduction Contribution Account, such crediting to be effective as of a date (or dates) no later than the last day of such Accrual Computation Period. Crediting of any Salary Reduction Amount shall not be contingent upon continued participation in the Plan as of any date subsequent to the date on which such Salary Reduction Amount was earned by the Participant to whom it is to be credited.

         Sec. 4.06 Distributions from Participant's Employer Salary Reduction Contribution Account.

                           (a) No portion of a Participant's Employer Salary Reduction Contribution Account shall be distributed or withdrawn earlier than upon one of the following events:

                                    (1) The Participant's retirement, death,
                  Total Disability or separation from service of the Employer;

                                    (2) The termination of the Plan without the
                  establishment or maintenance of a "successor plan" (as defined in Treasury Regulation Section 1.401(k)-1(d)(3)); provided, however, that the Participant receives a lump sum distribution (as defined in Section 402(e)(4) of the Code, without regard to Clauses (i), (ii), (iii) and (iv) of Subparagraph (A), Subparagraph (B) or Subparagraph (H) thereof) by reason of such termination;

                                    (3) The disposition by the Employer of
                  substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business with respect to a Participant who continues employment with the corporation acquiring such assets; provided, however, that the Participant receives a lump-sum distribution (as defined in Section 402(e)(4) of the Code, without regard to Clauses (i), (ii), (iii) and (iv) of Subparagraph (A), Subparagraph (B) or Subparagraph (H) thereof) by reason of such disposition;

                                    (4) The disposition by the Employer of its
                  interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary; provided, however, that the Participant receives a lump-sum distribution (as defined in Section 402(e)(4) of the Code, without regard to Clauses (i), (ii), (iii) and (iv) of Subparagraph (A), Subparagraph (B) or Subparagraph (H) thereof) by reason of such disposition;

                                    (5) The Participant's attainment of Age
                  59-1/2, provided, however, that any such distribution or withdrawal shall not exceed his/her net aggregate Salary Reduction Amounts. A Participant may request distribution or withdrawal pursuant to this Subparagraph (5) only once with respect to any Plan Year; or

                                    (6) The Participant's hardship, as provided
                  in Section 4.07;

provided, however, that with respect to the portion of a married Participant's Account attributable to assets from a Transferor Plan, no distribution or withdrawal permitted by this section shall be made, unless such Participant's spouse consents thereto in the manner described in Article X.

                           (b) Notwithstanding any other provision in this Plan to the contrary, if, on or before any March 1, a Participant notifies the Plan Administrator that during the prior calendar year, he/she has made an Excess Deferral and that all or a portion of such Excess Deferral has been allocated to the Plan, the Plan Administrator may, in its sole discretion, direct the Trustee to refund such Excess Deferral, together with the earnings and losses thereon, to the Employer and thereafter such amount may be paid by the Employer on or before the next following April 15 (subject, however, to the withholding of taxes and other amounts as though such amount were current compensation) to the Participant from whose Compensation such Excess Deferral was obtained pursuant to a Salary Reduction Agreement. For purposes of Section 5.03, Excess Deferrals shall be considered Annual Additions. Any Employer Matching contributions to which such Excess Deferrals relate shall be forfeited and applied in accordance with Section 5.02. The refund of an Excess Deferral pursuant to this section shall not affect the calculation of the Actual Deferral Percentage for any Accrual Computation Period falling within the calendar year with respect to which such excess deferral had been made.

                           (c) For purposes of this section, earnings allocable to Excess Deferrals shall be determined as of the last day of the calendar year with respect to which such Excess Deferrals are attributable and shall be equal to the net earnings for such calendar year allocable to the Participant's Employer Salary Reduction Contribution Account, multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for such calendar year and the denominator of which is the Participant's Employer Salary Reduction Contribution Account (determined prior to adjustment for net investment experience for such calendar year).

         Sec. 4.07 Hardship Withdrawals: Participant's Employer Salary Reduction Contribution Account. Notwithstanding any provision of this Article IV to the contrary, the Plan Administrator, in its sole discretion, may approve distribution of any amount made on account of an immediate and heavy financial need of the Participant if the distribution is necessary to satisfy such financial need. Only one (1) such distribution shall be permitted for a Participant with respect to any Plan Year.

         For this purpose, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                           (a) Medical expenses incurred or anticipated by the Participant, the Participant's Spouse or dependents;

                           (b) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                           (c) The payment of tuition and related educational fees (as such term is defined in Treasury Regulations under Section 401(k) of the Code or otherwise by the Commissioner of Internal Revenue, from time to time, in regulations, revenue rulings, notices, and other documents of general applicability) for the next twelve (12) months of post-secondary education for the Participant, his/her Spouse or dependents; or

                           (d) The need to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the Participant's principal residence.

         A distribution will be deemed to be necessary to meet an immediate and heavy financial need of the Participant if (1) the distribution does not exceed the lesser of (i) the aggregate Employer Salary Reduction Amounts (plus (A) earnings attributable to such Participant's Employer Salary Reduction Contribution Account, and (B) Employer contributions made pursuant to Section 4.04(c)(1), (2) or (3) of this Plan and the earnings thereon, if credited to the Participant's Account by the last day of the last Plan Year ending prior to July 1, 1989) made on behalf of the Participant as of the date the Participant applies to the Plan Administrator for a distribution hereunder, reduced by any prior withdrawals therefrom or (ii) the amount of the immediate and heavy financial need of the Participant; and (2) the Participant presents a certification acceptable to the Plan Administrator that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise,
(ii) by reasonable liquidation of the Participant's assets (including those assets owned by his/her Spouse and minor children that are reasonably available to the Participant) to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Salary Reduction Amounts; or (iv) by other distributions or nontaxable loans from Plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms. A distribution made pursuant to this paragraph may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated as a result of such distribution.

         Sec. 4.08  Transfer and Rollover Contributions

                           (a) Direct Inter-Plan Transfers. Any Participant may, with the written consent of the Plan Administrator, direct the appropriate funding agency or fiduciary of any qualified retirement plan to distribute directly to the Trustee so much of such Participant's entire interest in the distributing plan as constitutes a rollover amount within the meaning of Section 402(a)(5) of the Code. Any amount presented by a Participant to the Trustee within sixty (60) days of the receipt thereof as a distribution from any other qualified plan shall be treated as having been received directly from the appropriate disbursing officer or fiduciary of the distributing plan. Amounts transferred pursuant to this paragraph shall be subject to the restrictions and limitations set forth in Paragraphs (c) through (g), inclusive, of this section and may be placed in a segregated account on behalf of the Participant. The Plan Administrator shall have the right to direct the Trustee to refuse to receive any direct inter-plan transfer or rollover amount and the Trustee shall be fully protected in such a refusal.

                           (b) IRA Rollovers. Any Participant who has established an Individual Retirement Account ("IRA") pursuant to the provisions of Section 408 of the Code solely for the purposes of serving as a repository for rollover amounts (as defined in Section 402(a)(5) of the Code) received from qualified retirement plans, exclusive of amounts contributed by the Employee as a participant therein, and who has not made any contributions to such IRA on his/her own behalf, may, with the consent of the Plan Administrator, transfer all of the assets of such IRA to the Trustee, which assets may then be placed in a segregated account on behalf of the Participant. The Plan Administrator shall have the right to direct the Trustee to refuse to receive any rollover amount from an IRA, including a rollover to which a QDRO applies (or that was received from a plan to which a QDRO applied with respect to the Participant), and the Trustee shall be fully protected in honoring such refusal instruction.

                           (c) Special Limitations. No transfer of assets will be accepted which consists, in whole or in part, of insurance contracts with respect to which future premium payments are or may become due unless the Plan Administrator is satisfied that there are sufficient other assets being transferred so as to make maintenance of such contribution(s) feasible without violation of any limitation on assets which may be applied for that purpose.

                           (d) Investment of Rollover/Transfer Amounts.
         Rollover/transfer amounts shall be treated as contributions to separate sub-accounts and may be held in interest-bearing form until the Valuation Date next following the date of receipt by the Trustee, or until such earlier date as the Trustee finds it convenient to include such rollover/transfer amounts in the general investments of the Fund. Thereafter, such accounts shall be held, at the Trustee's discretion, either as segregated interest-bearing accounts or as separate sub-accounts in the Fund.

                           (e) Vesting of Rollover/Transfer Accounts. All rollover/transfer accounts shall be fully vested in the Participant on whose behalf they are established.

                           (f) Withdrawal of Rollover/Transfer Accounts. There shall be no withdrawals of any portion of any rollover/transfer account by any Participant until such time as he/she is otherwise eligible to receive his/her vested interest attributable to Employer contributions under this Plan (or would have been eligible, had he/she been vested in any part of his/her Employer Contribution Account). All transfer amounts, and the earnings and accretions attributable thereto, shall be subject to the provisions of any QDRO applicable to the Participant under either the Plan or the plan from which the transfer amount was received.

                           (g) Distribution of Rollover/Transfer Accounts. The assets held on behalf of any Participant in a rollover/transfer account shall be aggregated with any other vested interest he/she may have in this Plan for the purpose of distribution and shall be distributed at the same time as the remainder of his/her vested interest in this Plan, and, to the extent feasible, by the same method of distribution of benefits, subject, however, to the provisions of any applicable QDRO.

         Sec. 4.09 Restoration Contributions. Any former Participant who once again qualifies as an Active Participant and who has received a "cash-out" of his/her vested interest attributable to his/her prior participation in this Plan, may, after reinstatement to employment covered by the Plan, "buy back" (or restore) his/her Account balance by paying to the Trustee in cash the full amount of the "cash-out" he/she previously received. The Account balance so restored shall be the sum of (i) the restoration contribution made by the Participant, plus (ii) the amount attributable to that portion of the Participant's Account that was not distributed to him/her as part of the "cash-out", which amount shall be provided from forfeitures, Employer contributions and/or earnings of the Fund for the Plan Year of the restoration contribution. Any such restoration contribution must be made before the earlier of (a) five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or (b) the date on which the Participant has five (5) consecutive one-year Breaks in Service commencing after the "cash-out." All such restoration contributions shall be credited to the Participant's Restoration Contribution Account as of the Valuation Date coincident with or next following the date on which the restoration contribution is made, but such amount shall be established in a separate subaccount. Any Participant who fails to make a restoration contribution within the time limitation herein established shall be deemed to have waived his/her right to make any such contribution.

                                    ARTICLE V

                           ALLOCATION OF CONTRIBUTIONS

         Sec. 5.01  Employer Contributions.

                           (a) Employer Salary Reduction Contributions. There shall be directly and promptly allocated to the Employer Salary Reduction Contribution Account of each Participant the Salary Reduction Amounts contributed by the Employer to the Plan by reason of any Salary Reduction Agreement in force between the Employer and that Participant.

                           (b) Employer Matching Contributions. Effective as of January 1, 1994, the last day of each Accrual Computation Period, there shall be directly and promptly allocated to the Employer Matching Contribution Account of each Active Participant, an Employer Matching contribution equal to the amount or percentage determined by the Board in accordance with Section 3.01(b), limited to the dollar amount or percentage of the Salary Reduction Amounts, if any, determined by the Board. Prior to January 1, 1994, Employer Matching contributions made with respect to any Accrual Computation Period shall be allocated among the Active Participants' Employer Matching Contribution Accounts in the proportion that the Salary Reduction Amount not in excess of two percent (2%) of Compensation earned and credited to the Account of each Active Participant with respect to such Accrual Computation Period bears to the aggregate of the Salary Reduction Amounts of up to two percent (2%) of Compensation credited to the Accounts of all Active Participants with respect to such Accrual Computation Period.

                           (c) Employer Profit-Sharing Contributions. As of each Anniversary Date, there shall be allocated to the Employer Contribution Account of each Active Participant an amount determined by multiplying the Employer's Profit-Sharing contribution for the Accrual Computation Period ending with or immediately prior to such Anniversary Date by a fraction, the numerator of which is the Participant's Compensation for such Accrual Computation Period and the denominator of which is the aggregate Compensation of all Active Participants for such Accrual Computation Period.

                           (d)      Entitlement to Share in Allocation.

                                    (1)  Employer Matching Contribution.

                                            (i) Allocation of Matching
                           Contributions. A Participant shall be an Active Participant for the purposes of Section 5.01(b), and shall be entitled to share in the allocation of the Employer Matching contribution for a specified Accrual Computation Period only if he/she did at least one of the following during that Accrual Computation Period:

                                               (A) Remained in the employ of the
                                    Employer or of an Affiliated Company through the end of the Accrual Computation
                                    Period;

                                               (B) Retired (at or after Normal
                                    Retirement Date), experienced Total
                                    Disability or died during the Accrual
                                    Computation Period; or

                                               (C) Was on an Excused Absence at
                                    the end of the Accrual Computation Period.

                                    (2)  Employer Profit-Sharing Contributions.

                                            (i) January 1, 1992 and Thereafter.
                           A Participant shall be an Active Participant for the purposes of Section 5.01(c), and shall be entitled to share in the allocation of the Employer Profit-Sharing contribution for a specific Accrual Computation Period only if he/she did at least one of the following during that Accrual Computation Period:

                                                 (A) Remained in the employ of
                                    the Employer or of an Affiliated Company through the end of the Accrual Computation Period, and, completed a Year of Participation in such Accrual Computation Period;

                                                 (B) Retired (at or after Normal
                                    Requirement Date), experienced Total
                                    Disability or died during the Accrual
                                    Computation Period; or

                                                 (C) Was on Excused Absence at
                                    the end of the Accrual Computation Period.

                                        (ii) Prior to January 1, 1992. A
                           Participant shall be an Active Participant for the purposes of Section 5.01(c), and shall be entitled to share in the allocation of the Employer Profit-Sharing contribution for a specific Accrual Computation Period only if he/she did at least one of the following during that Accrual Computation Period:

                                                 (A) Remained in the employ of
                                    the Employer or of an Affiliated Company through the end of the Accrual Computation Period;

                                                 (B) Retired (at or after Normal
                                    Retirement Date), experienced Total
                                    Disability or died during the Accrual
                                    Computation Period; or

                                                 (C) Was on excused Absence at
                                    the end of the Accrual Computation Period.

                  Notwithstanding the foregoing provisions of this paragraph to the contrary, in the event that the Plan fails to satisfy the requirements of Section 410(b) and/or Section 401(a)(26) of the Code, disregarding for this purpose those Participants entitled to a minimum contribution pursuant to Article IIIA, then some or all of such Participants shall be deemed to satisfy the requirements of this paragraph to the extent necessary to satisfy Section 410(b) and/or
         Section 401(a)(26) of the Code. If after taking into account the preceding sentence the Plan continues to fail to satisfy the requirements of Section 410(b) and/or Section 401(a)(26) of the Code, then to the extent necessary to satisfy such requirements, some or all of those Participants who completed more than 500 Hours of Service during the Accrual Computation Period of reference or who are employed by Employer on the last day of such Accrual Computation Period shall be deemed to satisfy the provisions of this paragraph. The selection of those Participants who are deemed to satisfy the requirements of this paragraph shall be based upon Compensation starting with the Participant having the lowest Compensation during the Accrual Computation Period of reference.

                           (e) Effect of Status Change. Any Participant who remained in the employ of the Employer through the end of the Accrual Computation Period, but who changed from an Eligible Class Employee to an ineligible classification (or vice-versa) during the Computation Period shall be considered an Active Participant only with respect to his/her Compensation paid for Hours of Service completed as an Eligible Class Employee during such Computation Period, and shall be deemed an Active Participant for such Computation Period only if he/she completed at least one thousand (1,000) Hours of Service during such Accrual Computation period.

         Sec. 5.02 Forfeitures. Effective as of January 1, 1991, forfeitures of Employer Profit-Sharing contributions arising from Breaks in Service experienced by Participants with less than fully vested interests in the Plan shall be applied as promptly as practicable to reduce Employer Profit-Sharing contributions pursuant to Section 3.01(c) and/or Employer Matching contributions pursuant to Section 3.01(b). In the event forfeitures exceed the appropriate Employer Matching contribution or Employer Profit-Sharing contribution for an Accrual Computation Period, such excess shall be used to reduce such contribution in the succeeding Accrual Computation Period. Prior to January 1, 1991, forfeitures arising from Breaks in Service experienced by Participants with less than fully vested interests in the Plan shall be considered as additional Employer Matching contributions or Employer Profit-Sharing contributions, as the case may be, shall be added to the Employer contribution, if any, for the Accrual Computation Period with respect to which such forfeitures arise, and shall be allocated as part of the Employer Matching contribution or Employer Profit-Sharing contribution pursuant to the provisions of Section 5.01(b) or 5.01(c), as the case may be. Forfeitures of Employer Matching contributions may arise from (i) Breaks in Service experienced by Participants with less than fully vested interests in their Employer Matching Contribution Accounts; (ii) the treatment of a portion of the Employer Matching contributions made with respect to a Participant for the Accrual Computation Period of reference as Excess Aggregate Contributions to the extent that such Participant is not vested in his/her Employer Matching Contribution Account; and
(iii) the treatment of a portion of the Salary Reduction Amounts to which such Employer Matching contributions relate as Excess Contributions and/or Excess Deferrals. Except in the case of a vested Participant who is not in the employ of the Employer at the time of his/her death, and with respect to whom the death benefit is less than 100% of the balance standing to his/her credit in his/her Account, no portion of a Participant's Account shall be forfeited until such time as that Participant has experienced five (5) consecutive one-year Breaks in Service. Notwithstanding the above, the non-vested portion of a Participant's Account shall be immediately forfeited, and reallocated as provided above, upon distribution to the Participant, in accordance with Article IX, of the entire vested interest in his/her Account; subject, however, to restoration upon the Participant's repayment of his/her vested interest as provided in Article IV.

         Sec. 5.03  Annual Additions Limitations.

                           (a) General Limitation. Notwithstanding any other provision of this Article V, in no event shall the Annual Addition to a Participant's Account for any Limitation Year exceed the lesser of (1) the greater of (i) $30,000 or (ii) twenty-five percent (25%) of the dollar limitation set forth in Section 415(b)(1)(A) of the Code, or (2) twenty-five percent (25%) of such Participant's compensation for the Limitation Year.

                           (b) Combination and Aggregation of Plans. For purposes of this section, the amounts contributed to any defined contribution plan maintained by the Employer (or any Affiliated Company) shall be aggregated with contributions made by the Employer under this Plan for any Employee in computing his/her Annual Addition Limitations. To the extent required, all plans, whether or not terminated, of the Employer and Affiliated Companies shall be taken into account for purposes of these limitations.

                           (c) Disposition of Excess Annual Additions. In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum permissible hereunder, there shall first be returned to the Participant such portion of the voluntary contributions he/she made during such Limitation Year (if any such voluntary contributions were made) as is necessary to reduce the Annual Addition to his/her Account to the maximum allowable hereunder. If further reduction in the amount allocable to the Participant's Account is required, the Participant's share of Employer contributions shall be reduced to the extent necessary to result in conformity to the limitations expressed herein. Other than Salary Reduction Amounts that have been contributed to Employer Salary Reduction Contribution Accounts, amounts released pursuant to the preceding sentence shall then be reallocated among the Accounts of the remaining Active Participants as an additional Employer Profit-Sharing contribution for the Accrual Computation Period ending with or within said Limitation Year; provided, however, that such amounts shall be credited to the Accounts of Participants only to the extent that is permissible without causing any such Accounts to experience Annual Additions in excess of the maximum allowable hereunder. If, after all such reallocations have been completed, there remains a reallocable amount which can not be reallocated to the Accounts of any of the Active Participants (because all such Accounts have been credited with the maximum allowable Annual Addition for the Limitation Year in issue), such remaining reallocable amount shall be placed in a suspense account, to be held and applied as an additional Employer Profit-Sharing contribution in the next succeeding Limitation Year(s) until exhausted. Such a suspense account shall not participate in the allocation of the Trust Fund's investment earnings and losses. All amounts in the suspense account shall be allocated to Participants' Accounts prior to the allocation of Employer or Employee contributions for that Limitation Year. Any Employer Salary Reduction contributions that would be violative of Section 415 of the Code if allocated to the Employer Salary Reduction Contribution Account of the Participant on whose behalf it was made shall be returned immediately to the Employer and thereafter paid to the Participant (net of any tax withholding and other deductions normally attached to current compensation) on whose behalf it was originally received by the Trust.

                           (d) Overall Limitation on Contributions and Benefits. Notwithstanding any other provision in this article, in no event shall the amount allocated to the Account of any Participant cause the sum of the Defined Contribution Fraction and the Defined Benefit Fraction to exceed 1.00, or such other limitation as may be applicable under
         Section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan.

                                    (i)  The term Defined Benefit Fraction shall
                  mean a fraction,

                                            (1) the numerator of which is the
                           projected annual benefit of the Participant under the plan (as of the close of the Limitation Year of reference), and

                                            (2) the denominator of which is the
                           lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code as to such Limitation Year, or (ii) the product of (A) 1.4, multiplied by (B) the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such individual for such Limitation Year.

                               (ii)  The term Defined Contribution Fraction
                  shall mean a fraction,

                                            (1) the numerator of which is the
                           sum of the Annual Additions to the Participant's Account as of the close of the Limitation Year of reference, and

                                            (2) the denominator of which is the
                           sum of the lesser of the following amounts determined for such Limitation Year and each prior year: (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to Section 415(c)(6) of the Code or (ii) the product of
                           (A) 1.4, multiplied by (B) the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to such individual for such Limitation Year.

                           (e) Annual Addition. The term Annual Addition, as it applies to the Account of any Participant, shall mean, for any Limitation Year (as defined below), the sum of:

                                    (1) Employer contributions allocated to
                  his/her Employer Contribution Account;

                                    (2) The amount of the Participant's
                  voluntary after-tax contributions;

                                    (3) Forfeitures reallocable to the
                  Participant's Account;

                                    (4) Amounts allocated with respect to a
                  Participant, after March 31, 1984, to an individual medical benefit account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and

                                    (5) Amounts derived from contributions paid
                  or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

         The limitation in Paragraph (a)(2) of this section shall not apply to any amount treated as an Annual Addition under the two immediately preceding subparagraphs.

         Unless otherwise defined by resolution of the Board, the "Limitation Year" shall correspond to the Accrual Computation Period.

                           (f) Compensation. The term "compensation" as used in this section shall mean wages (as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source) paid by the Employer during the Limitation Year, determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed.

         If an Employer is a sole proprietorship or partnership, compensation with respect to a Self-Employed Individual shall mean his/her Earned Income for the Limitation Year.

         Sec. 5.04 Inter-Plan Transfers and Rollover Contributions. All direct inter-plan transfers and rollover contributions provided for in Article IV shall be allocated directly to the Accounts of the respective Participants on whose behalf received.

         Sec. 5.05 Restoration Contributions. All restoration contributions made by Participants pursuant to the provisions of Article IV shall be allocated directly to their respective Restoration Contribution Accounts.

                                   ARTICLE VI

                            ADMINISTRATIVE PROVISIONS

         Sec. 6.01 Investment of Assets. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and Trust Agreement.

         Sec. 6.02 Valuations. The Fund (and, if applicable, each of its sub-funds) shall be valued by the Trustee at fair market value annually as of the close of business on the Annual Valuation Date. A similar valuation (or the partial valuation of one or more sub-funds, if appropriate) may occur at the end of any calendar month upon the direction of the Plan Administrator.

         Sec. 6.03  Crediting of Contributions.

                           (a) Employer Matching Contributions; Employer Profit-Sharing Contributions. Any contribution made in respect of any Plan Year (or fiscal year ending during a Plan Year) by the Employer shall be deemed to have been made no later than immediately following the valuation occurring at the end of the Plan Year with respect to which such contribution was made or during which such fiscal year ended.

                           (b) Contributions to Employer Salary Reduction Contribution Accounts. Employer contributions to Employer Salary Reduction Contribution Accounts shall be credited as promptly as practicable after receipt thereof and shall in no event be deemed to have been made later than the last day of the Plan Year with respect to which made. Notwithstanding the foregoing, if the Participant becomes entitled to receive the entire amount standing to his/her credit during any Plan Year and such amount is distributed to him/her (or to his/her Beneficiary), the distribution shall include all Salary Reduction Amounts contributed to his/her Account by the Employer during the Plan Year in which the distribution occurs, as though the same were credited to his/her Account as of the date of distribution.

                           (c) Rollover and Restoration Contributions;
         Inter-Plan Transfers. Rollover and restoration contributions and inter-plan transfers of funds shall be credited to segregated accounts established on behalf of the Participant on whose behalf contributed as promptly as practicable following receipt thereof by the Trustee. If the Participant becomes entitled to receive the entire vested amount standing to his/her credit during any Plan Year and such amount is distributed to him/her (or his/her Beneficiary), the distribution shall include all amounts contributed as rollover or restoration contributions or received as inter-plan transfers on the Participant's behalf during the Plan Year of the distribution, whether or not such amount had been formally credited to his/her Account prior to the date of distribution.

         Sec. 6.04  Crediting of Investment Results.

                           (a) General. As of any Valuation Date, the earnings and accretions of the Trust Fund attributable to investment of Trust Fund assets, reduced by losses experienced (whether or not realized) and expenses incurred since the preceding Valuation Date, shall be credited among the Accounts of the Participants and Beneficiaries in proportion to the balances in such Accounts, after reducing such balances by any amounts withdrawn by or distributed from that Account since such prior Valuation Date. For the purposes of this paragraph, the balance in any Participant's Account shall not include values contained in Contracts. If there is maintained for any Participant or Beneficiary, in addition to the Employer Profit-Sharing Contribution Account, sub-accounts such as an Employer Salary Reduction Contribution Account or Employer Matching Contribution Account, each such sub-account shall be considered a separate Account for the purpose of crediting investment results pursuant to this section.

                           (b) Contract Values and Dividends. Proceeds and changes in cash surrender values of Contracts and dividends payable with respect to Contracts shall be allocated directly to the Accounts of the individual Participants on whose lives the respective Contracts are maintained.

                           (c) Segregated Accounts. To the extent that the Trustee maintains segregated accounts on behalf of any Participant or Beneficiary, there shall be credited to the Account of such Participant or Beneficiary all earnings and accretions generated by that segregated account since the immediately preceding Valuation Date, and there shall be deducted from such account all identifiable separate expenses incurred in the operation and maintenance of such account.

                           (d) Amounts to be Distributed. If a distribution is to be made as of a particular Valuation Date, there shall be no adjustment in the amount to be distributed by reason of the passage of time or investment experience of the Fund between the Valuation Date as of which the amount of such distribution is determined and the Benefit Commencement Date. In particular, the balance in the Account of any Participant shall not be adjusted to reflect interest, dividends, investment gains or losses or general expenses of the Fund relating to the period prior to the Benefit Commencement Date and subsequent to the immediately preceding Valuation Date.

         Sec. 6.05  Loans to Participants and Beneficiaries.

                           (a) Permissibility. Loans to parties in interest, as defined in Section 3(14) of ERISA, who are Participants or Beneficiaries shall be allowed if, and only if, the Plan Administrator determines that such loans are to be made. The determination as to whether or not Participant loans are to be allowed shall be completely within the discretion of the Plan Administrator. Notwithstanding the foregoing, in no event shall loans be permitted to be made to any Participant who is an Owner-Employee or a shareholder-employee (as that term was defined in Section 1379 of the Code prior to its amendment by the Subchapter S Revision Act of 1982). The Plan Administrator shall have the right to require any applicant for a Participant loan to secure the written consent of (1) any party for whose benefit there exists a QDRO in respect to the Participant's interest under the Plan and (2) the Participant's spouse before making any loan to such Participant.

                           (b) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Plan Administrator after it has been determined that loans to Participants or Beneficiary shall be allowed, the Trustee, upon application by a Participant or Beneficiary on forms approved by the Plan Administrator, may make a loan or loans to such Participant or Beneficiary.

                           (c) Limitation on Amount. No Participant or
         Beneficiary shall, under any circumstance, be entitled to loans aggregating in excess of the lesser of (1) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans to such individual from the Plan during the 1-year period ending on the day before the date on which such loan was made, over (B) the outstanding balance of loans from the Plan on the date on which such loan was made or (2) one-half (1/2) of the value of his/her adjusted vested interest in his/her Account as of the Valuation Date coincident with or immediately preceding the date on which the loan is made. For this purpose, the value of a Participant's or Beneficiary's adjusted vested interest in his/her Account shall be the value of such vested interest as of the Valuation Date coincident with or immediately preceding the date on which the loan is made reduced by any amounts withdrawn from such Account since the Valuation Date of reference. Any amount withdrawn by a Participant or Beneficiary from his/her Account while a loan is outstanding, and any amount distributed to a Participant or Beneficiary while a loan is outstanding against the Account from which such distribution is to be made, shall be immediately applied to reduce the amount of the loan and accrued interest. Loans under any other qualified plan sponsored by the Employer shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

                           (d) Equality of Borrowing Opportunity. Loans shall be available to all Participants and Beneficiaries on a reasonably equivalent basis, provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Loans shall not be made available to Participants or Beneficiaries, who are Highly Compensated Employees, in an amount greater than the amount available to other Participants or Beneficiaries. Thus, the same percentage of a Participant's or Beneficiary's vested Account balance may be loaned to Participants or Beneficiaries with large and small amounts of vested benefits, if such vested benefit is security (or partial security) for repayment of the loan.

         Sec. 6.06 Participant Loans as Trust Fund Investment. Except as provided in Section 6.08, each loan to a Participant or Beneficiary shall be considered a fixed income investment of the Participant's Account from which it was made. The following conditions shall prevail with respect to each such loan:

                           (a) Each loan to a Participant or Beneficiary made by the Trustee shall be secured by the pledge of no more than fifty percent (50%) of the Participant's or Beneficiary's vested interest in the Trust Fund and by the pledge of such further collateral as the Trustee, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan. If the Plan is a Transferee Plan, no portion of a Participant's or Beneficiary's Account attributable to transferred assets may be used as security for such loan unless the Participant's spouse, if any, consents in writing to such use during the 90-day period ending on the date on which the loan is to be so secured, and such consent acknowledges its effect and is witnessed by a Plan representative or a notary public.

                           (b) Interest Rate. Interest shall be charged at a commercially reasonable rate, designed to provide the Plan with a return commensurate with interest rates charged by persons in the business of lending money under similar circumstances.

                           (c) Loan Term. Loans shall be for terms not to exceed five (5) years, except that loans taken for the purpose of acquiring any dwelling unit which is to be used as a principal residence of the Participant may be for periods longer than five (5) years. To the extent that a Participant or Beneficiary becomes entitled to payments of benefits or withdraws all or a portion of the borrower's Account, the payment or withdrawals, as the case may be, shall be immediately applied against the balance outstanding, including interest on the loan, and such amount shall then be deemed immediately due and payable. Loans shall be non-renewable and non-extendable.

                           (d) Amortization. Loans shall provide for substantially level amortization of principal and interest and payments no less frequently than quarterly.

                           (e) Defaults and Remedies. If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower or his/her Beneficiary, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default. The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys' fees, and then to pay any sums due from the borrower to the Trust Fund, with such payment to be applied first to accrued interest and then to principal. The Participant or Beneficiary shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant or Beneficiary.

         Sec. 6.07  Purchase of Life Insurance.

                           (a) Authorization and Limitations. The Trustee, if so instructed by the Plan Administrator, shall invest an amount less than fifty percent (50%) of the Employer contribution allocated to each Participant to be insured for the year in which such instruction is first given to the purchase of an ordinary whole life insurance Contract for such Participant's Account, provided, however, that:

                                    (1) The aggregate premiums for life
                  insurance in the case of each Participant shall be less than one-half of the aggregate of the Employer contributions allocated to him/her at any particular time.

                                    (2) No instruction for the purchase of life
                  insurance shall be given by the Plan Administrator with respect to any Participant unless such request has been made by that Participant that such insurance be purchased or an application for such insurance has been completed and executed by that Participant. The Plan Administrator may thereafter give, or refrain from giving, such instruction to the Trustee and shall have sole discretion in regard thereto.

                                    (3) Upon termination of the Participant's
                  period as an Active Participant (or at any earlier date selected by the Plan Administrator), the Trustee shall:

                                        (i) convert the entire value of any life
                           insurance held for the Account of the Participant into cash, or

                                       (ii) if the Plan provides for the payment
                           of benefits in the form of an annuity, purchase an annuity Contract which is not assignable or commutable in the hands of the Participant to provide periodic income so that no portion of the value of the life insurance Contract may be used to continue life insurance protection beyond retirement, or

                                      (iii) distribute the life insurance
                           Contract or Contracts to the Participant, provided that the Contract does not offer modes of settlement other than those generally provided under this Plan.

                           (b) Maintenance of Insurance Contracts. In the event that the Employer's contribution allocable to any Participant's Account for any Plan Year is not sufficient to pay the premium on all life insurance Contracts held by the Trustee for such Participant, the Trustee shall apply the Employer's contribution as allocated to the Participant's Account, to the extent permissible and available, to the payment of such premium. Additional funds required shall, insofar as possible, be paid by the Trustee from other assets in the Trustee's possession to the extent of the Participant's interest in those other assets and by borrowing on such life insurance Contracts for the benefit of the insured thereunder to the extent of the available cash value where necessary. In any following year in which the Employer's contributions as allocated to each Account exceed the amount necessary to pay the premiums on the life insurance held for such Accounts, the Trustee shall repay outstanding loans against each Participant's life insurance to the extent of such excess funds in the Participant's Account. The provisions of this paragraph shall not be construed to impair the Trustee's right to borrow available cash surrender values for the purposes of investing the proceeds of policy loans for the benefit of the respective Accounts of the Participants whose policies are so borrowed against.

                           (c) Ownership and Beneficiary Designation under Life Insurance Contracts. Each life insurance Contract purchased by the Trustee shall designate the Trustee as sole owner and Beneficiary thereof subject to the terms and provisions of the Trust Agreement. All dividends on life insurance purchased by the Trustee shall be allocated to the Account of the Participant for whose benefit the life insurance was issued, and all proceeds payable by reason of the Participant's death shall be considered to be part of the Participant's Account as of the date of his/her death.

                           (d) General Trust Investment in Insurance.
         Notwithstanding the provisions of the preceding paragraph of this section, the Trustee shall have the right to purchase life insurance on the life of any Participant as a general investment of the Trust Fund, provided the Participant consents to such purchase. If such insurance is purchased, it may be retained by the Trustee in force as an investment of the Trust Fund, even if the insured individual ceases to be a Participant or revokes his/her authorization to purchase additional insurance.

         The values and proceeds of such Contracts shall be general assets of the Fund, shall be payable to the Trustee and shall be included proportionately in the Accounts of all Participants on the same basis as are other assets of the Fund.

         Sec. 6.08  Investment Direction By Participants.

                           (a) Rights of Participants. Effective as of the Plan Year beginning on January 1, 1995, to the extent that the Plan Administrator has established investment categories for Participant investment direction, every Participant shall have the right to designate the investment category or categories in which the Trustee is to invest amounts allocated to such Participant's Employer Salary Reduction Contribution Account, Employer Matching Contribution and Employer Profit-Sharing Contribution Account (excluding any portion of such Account which consists of stock of the Employer) from contributions made by the Participant and by the Employer.

                           (b) Changes in Investment Directions. Any designation or change in the designation of investment categories by a Participant shall be made in writing on forms provided by the Plan Administrator and shall be made in such manner and at such reasonable times as shall be determined by the Plan Administrator.

                           (c) Available Investment Categories. There shall be offered such investment categories as shall be determined in accordance with uniform nondiscriminatory rules prescribed by the Plan Administrator from time to time. The Trustee, in its sole discretion, may offer to all Participants additional investment categories and may at any time or times cease to offer such investment categories as it deems appropriate.

                           (d) Limitations on Division of Investments. Any Participant may instruct the Trustee as to the allocation among investment categories for the investment of future contributions in such percentages and at such time as shall be determined in accordance with uniform nondiscriminatory rules prescribed by the Plan Administrator.

                           (e) Failure to Elect Investment Categories. In the absence of any written designation of investment category preference, the Trustee shall invest all funds received on account of any Participant in the investment category selected by the Trustee. Any designation of investment category by any Participant shall, on its effective date, cancel any prior designation by that Participant with respect to investment of future contributions.

                           (f) Liquidation and Reinvestment. A Participant may instruct the Trustee, in writing on forms provided by the Plan Administrator, to liquidate the entire value of the assets held on his/her behalf in any investment category or categories and to reinvest the sum obtained in any other category or categories in such manner and at such reasonable times in such uniform nondiscriminatory rules as shall be prescribed by the Plan Administrator. The expenses of liquidation and reinvestment of any assets on behalf of any Participant shall be chargeable to the Account of the Participant and shall not be general expenses of the Fund.

                           (g) Rights of the Trustee. Notwithstanding any instruction from any Participant, the Trustee shall have the right to hold uninvested or invested in short term fixed income investment any funds intended for investment or reinvestment or any funds the distribution of which is contemplated in the reasonably foreseeable future. In the event that the Participant giving investment instructions to the Trustee is a borrower from the Fund, the Trustee shall have the right to exercise the Participant's investment direction by causing the investment of so much of the Participant's Account in any one or more investment categories as the Trustee, in its sole discretion, deems necessary or advisable to secure the Participant's indebtedness to the Fund. To the extent that the Trustee's exercise of this investment discretion is inconsistent with the investment instructions of the Participant, the Trustee's investment instructions shall supersede that of the Participant.

                           (h) Participants with Outstanding Participant Loan Balances. Notwithstanding any other provision of this section, if a Participant has an unrepaid balance outstanding under a Participant loan, which unrepaid balance is secured in part by a pledge of the Participant's interest in this Plan, the Participant shall be deemed to have directed that so much of his/her Account as equals the balance outstanding (including any unpaid interest thereon) be invested in his/her Participant loan. In addition, to further secure repayment of the Participant loan, the Trustee may require that all or part of the remainder of the Participant's Account (i.e., that portion of his/her Account not represented by the Participant loan) be invested in assets of a type which involve little or no risk of loss.

         Sec. 6.09  Domestic Relations Orders.

                           (a) Determination of QDRO Status. Upon receipt of notification of any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child, or other dependent of a Participant and which is made pursuant to a state domestic relations law (including a community property law) (hereinafter referred to as a "domestic relations order"), the Plan Administrator shall (1) notify the Participant and any prospective Alternate Payee named in the order of the receipt of such domestic relations order and of the Plan's procedures for determining the status of the domestic relations order as a QDRO, and
         (2) within a reasonable period after receipt of such order, determine whether it constitutes a QDRO. The Plan's procedures for the determination of QDRO status of a domestic relations order shall be set forth by the Plan Administrator in writing, shall provide for the notification of each person specified in that order as entitled to payment of benefits under the Plan (at the address included in the domestic relations order) of such procedures promptly upon receipt by the Plan Administrator of such domestic relations order, and shall permit the prospective Alternate Payee to designate a representative for receipt of copies of notices that are sent to the prospective Alternate Payee with respect to a domestic relations order.

                           (b) Determination Period. During any period in which the issue of whether a domestic relations order is a QDRO is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account held by a Trustee the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to constitute a QDRO. If a domestic relations order is determined to be a QDRO within eighteen (18) months of the date thereof (or of any subsequent modification thereof), the Plan Administrator shall cause to be paid to the persons entitled thereto the amounts, if any, held in the separate or escrow account referred to above. If a domestic relations order is determined not to be a QDRO or if the status of the domestic relations order as a QDRO is not finally resolved within such eighteen month period, the Plan Administrator shall cause the separate account or escrow account balance to be paid, with interest thereon, to the person or persons to whom such amount would have been paid if there had been no such domestic relations order. Any subsequent determination that such domestic relations order is a QDRO shall be retrospective in effect only.

                           (c) Provisions Relating to Alternate Payees.

                                    (1) Except as otherwise specifically
                  provided in the QDRO, all benefits (other than any portion attributable to assets in a Transferee Plan) payable to an Alternate Payee shall commence no later than 60 days following the close of the Plan Year in which the Plan Administrator determines that a domestic relations order is a QDRO, and shall be paid in the form of a single-sum distribution. If the QDRO specifies an alternate method of distribution, or alternate Benefit Commencement Date, all benefits payable to the Alternate Payee shall be paid in accordance with the provisions of Article X and shall commence no earlier than the later of the Participant's earliest retirement age as defined in Section 414(p)(4) of the Code, or 60 days following the close of the Plan Year in which the Plan Administrator determines the domestic relations order to be a QDRO.

                                    (2) None of the payments, benefits or rights
                  of any Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Alternate Payee. No Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under the Plan.

                                    (3) Alternate Payees shall not have any
                  right to (i) borrow money under any Participant loan provisions under the Plan, (ii) exercise any Participant investment direction rights or privileges under the Plan,
                  (iii) exercise any other election, privilege, option or direction rights of the Participant under the Plan except as specifically provided in the QDRO, or (iv) receive communications with respect to the Plan except as specifically provided by law, regulation or the QDRO.

                                    (4) Each Alternate Payee shall advise the
                  Plan Administrator in writing of each change of his/her name, address or marital status, and of each change in the provisions of the QDRO or of any circumstance set forth therein which may be material to the Alternate Payee's entitlement to benefits thereunder or the amount thereof. Until such written notice has been provided to the Plan Administrator, the Plan Administrator shall be (i) fully protected in not complying with, and in conducting the affairs of the Plan in a manner inconsistent with, the information set forth in notice, and (ii) required to act with respect to such notice prospectively only, and then only to the extent provided for in the QDRO. The Plan Administrator shall not be required to modify or reverse any payment, transaction or application of funds occurring before the receipt of any notice that would have affected such payment, transaction or application of funds, nor shall the Plan Administrator or any other party be liable for any such payment, transaction or application of funds.

                                    (5) Except as specifically provided for in
                  the QDRO, an Alternate Payee shall have no right to interfere with the exercise by the Participant or by any Beneficiary of their respective rights, privileges and obligations under the Plan.

                                   ARTICLE VII

                       RETIREMENT AND DISABILITY BENEFITS

         Sec. 7.01 Normal Retirement Benefit. The Normal Retirement Benefit payable with respect to any Participant retiring at his/her Normal Retirement Age shall be equal to one hundred percent (100%) of his/her Account as of the appropriate Valuation Date coincident with or following the Participant's Normal Retirement Age.

         Sec. 7.02 Deferred Retirement Benefit. The Deferred Retirement Benefit shall be payable with respect to any Participant who retires after his/her Normal Retirement Age, and shall be equal to one hundred percent (100%) of his/her Account as of the appropriate Valuation Date coincident with or following the Participant's actual retirement.

         Sec. 7.03 Disability Benefits. The Disability Benefit shall be payable with respect to any Participant who has suffered Total Disability and who is separated from service of the Employer by reason of such Total Disability. The Disability Benefit shall be equal to the Participant's vested interest in his/her Account as of the appropriate Valuation Date coincident with or following the Participant's disability separation date. To the extent that disability benefit payments are made to a Participant who experiences Total Disability, the provisions of this Plan relating to the disability benefits may operate as an accident or health plan described by Section 105(e) of the Code.

         Sec. 7.04 Effect of QDRO. All benefits provided under this Article VII are subject to the provisions of any QDRO in effect with respect to the Participant at the Participant's Benefit Commencement Date, and are subject to diminution thereby.

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                                  ARTICLE VIII

                                 DEATH BENEFITS

         Sec. 8.01 Payment of Death Benefits. Unless the Plan is a Transferee Plan with respect to any Participant who is married at the time of his/her death, there shall be paid to the Participant's Beneficiary a death benefit equal to the balance of the Participant's vested interest in his/her Account.

         Sec. 8.02  Transferee Plans.

                           (a) If this Plan is a Transferee Plan with respect to any Participant, and such Participant is married at the time of his/her own death, death benefits with respect to the transferred amounts and earnings thereon shall be payable as follows:

                                    (1) If the Participant's death occurred
                  after his/her Benefit Commencement Date, there shall first be honored the provisions of any annuity arrangement or installment payout arrangement in force with respect to the Participant.

                                    (2) If the Participant's vested interest in
                  his/her Account at the time of his/her death exceeds the amount referred to in (1) above, there shall then be paid any amount payable pursuant to a QDRO, but not more than the remaining undistributed balance of the Participant's vested interest.

                                    (3) If the Participant's vested interest in
                  his/her Account at the time of his/her death exceeds the amounts referred to in (1) and (2) above, there shall be paid to the Spouse of the Participant a benefit in the form of a Qualified Preretirement Benefit Survivor Annuity, with benefits commencing as of the date of the Participant's death. The Qualified Preretirement Benefit Survivor Annuity shall have a present value, as of the date of the Participant's death, equal to the balance of the Participant's vested interest in his/her Account remaining after satisfying the requirements of Subparagraphs (a)(1) and (a)(2) of this section, determined as of the Valuation Date of the Plan coincident with or next following, the date of the Participant's death.

                                    (4) A Participant may elect, in accordance
                  with the provisions of Section 8.03, to have the provisions of Paragraph (a)(3) of this section be inapplicable. Such election must be accompanied by a Spouse's consent satisfying the requirements of Section 8.06.

                           (b) Special Rule. If the Spouse of a Participant dies subsequent to the death of the Participant but prior to the Benefit Commencement Date of any benefit payable under Section 8.02(a)(3) (after giving full effect to any election by the Participant to negate such benefit with the Spouse's consent as described in Section 8.02(a)(4)), there shall be paid to the estate of such deceased Spouse only the amount that such Spouse would have received under the Plan to the date of his/her death had there been placed in force at the date of the Participant's death, a single life annuity for the benefit of such Spouse, applying to the purchase thereof so much of the Participant's Account as would have been applied under the Plan to the purchase for the benefit of such Spouse of a Qualified Preretirement Benefit Survivor Annuity. Any vested balance remaining in the Account of the Participant after the payment to the estate of the deceased Spouse of the benefit described above in this Paragraph (b), after the payment of premiums for any annuity purchased before the death of such Spouse, and after giving effect to any applicable QDRO shall be payable to the Participant's Beneficiary.

                           (c) Explanation of the Qualified Preretirement Benefit Survivor Annuity. A written explanation of the Qualified Preretirement Benefit Survivor Annuity is to be provided to each married Participant in a Transferee Plan within the following period which ends last:

                                    (1) the period beginning with the first day
                  of the Plan Year in which the Participant attains Age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains Age 35;

                                    (2) the period beginning one year before and
                  ending one year after the individual becomes a Participant;

                                    (3) the period beginning one year before and
                  ending one year after notice is required because of the cessation of a benefit subsidy; or

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


                                    (4) the period beginning one year before and
                  ending one year after notice is required because the survivor benefit requirements apply to a Participant.

         Notwithstanding the foregoing, the written explanation of the Qualified Preretirement Benefit Survivor Annuity shall be provided to each married Participant who has separated from service prior to attaining 35 within the one year period after separation.

         Sec. 8.03  Unmarried Participants; Electing Married Participants.

                           (a) Pre-Distribution Death Benefit. If the death of the Participant occurs prior to his/her Benefit Commencement Date, to the extent that benefits are not payable pursuant to the provisions of
         Section 8.01 or 8.02, there shall be paid a benefit having a value equal to the Participant's vested Account balance, determined as of the Valuation Date of the Plan coincident with or next following, the date of his/her death. The benefit shall be payable as follows:

                                    (1) Benefit Payable to Others. If the
                  Participant (i) is not survived by a spouse, (ii) is survived by a Spouse who has consented, in accordance with the provisions of Section 8.06, to the designation of a Beneficiary or Beneficiaries other than such Spouse (but only to the extent of the portion of the Participant's Account subject to such consent), or (iii) is subject to a QDRO at the time of his/her death (but only to the extent of the QDRO), the benefit hereunder shall be paid to the Participant's Beneficiary, subject however, to the provisions of any QDRO then in force as to the Participant.

                                    (2) Death of Surviving Spouse Prior to
                  Benefit Commencement. If the Spouse of a Participant dies subsequent to the death of the Participant but prior to the Benefit Commencement Date, there shall be paid to the estate of such deceased Spouse only the amount, if any, that such Spouse would have received under the Plan to the date of his/her death had there been placed in force at the date of the Participant's death, a single life annuity for the Benefit of such Spouse, applying to the purchase thereof one hundred percent (100%) of the balance standing to the credit of the Participant under the Plan at date of death, after such balance was reduced to reflect the applicable provisions of any QDRO in force as to the Participant at the time of his/her death. Any balance remaining in the Account of the Participant after the payment (if any be due) to the estate of the deceased Spouse of the benefit described above in this Paragraph (a)(2), after the payment of premiums for any annuity purchased before the death of such Spouse, and after giving effect to any applicable QDRO, shall be payable to the Participant's Beneficiary.

                           (b) Post Distribution Commencement Death Benefit. In the event of the death of a Participant whose benefits are in a "pay status" (i.e., after his/her Benefit Commencement Date), the death benefit shall be determined by the provisions of any annuity or installment payout provisions in force at the time of his/her death. If there be no such provisions in force, the death benefit shall be the undistributed vested balance of his Account, which undistributed vested balance shall be treated in the same manner as a Pre-Distribution Death Benefit under Paragraph (a) of this section.

         Sec. 8.04 Participant Elections; Spousal Consents. A married Participant covered by the provisions of Section 8.02 may file a written election with the Plan Administrator declining coverage under the Qualified Preretirement Benefit Survivor Annuity provisions. Any such written election shall be in a form satisfactory to the Plan Administrator, shall be filed during the election period, shall be revocable by the Participant at any time prior to death by a written instrument filed with the Plan Administrator, and shall be subject to the provisions of any QDRO in force with respect to the Participant. No election by a Participant to decline coverage under a Qualified Preretirement Benefit Survivor Annuity shall be effective unless consented to in writing by the Participant's spouse in accordance with the provisions of Section 8.06 of the Plan, nor shall any such election remain effective after subsequent remarriage of the Participant. For purposes of this section, the election period shall mean the period beginning on the later of (a) the first day of the Plan Year in which the Participant attains Age 35, or (b) the date on which the individual became a Participant, ending on the date of the Participant's death. However, the applicable election period referred to in (a) above shall begin not later than the date of the Participant's separation from service, even if such separation occurs prior to attainment of Age 35.

         Sec. 8.05  Beneficiary Designation.

                           (a) Spouse as Beneficiary. The primary Beneficiary of each married Participant shall be his/her Spouse except to the extent that there is in force a consent, executed by such Spouse and complying with the provisions of Section 8.06, to the designation of one or more Beneficiaries other than or in addition to such Spouse.

                           (b) Beneficiary Designation Right. Each unmarried Participant and each married Participant whose spouse has consented to designation of persons or entities other than or in addition to such spouse as Beneficiaries in accordance with the provisions of Section 8.06, shall have the right to designate one or more primary and one or more contingent Beneficiaries to receive any benefit becoming payable pursuant to this Article VIII. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator. Each Participant shall be entitled to change his/her Beneficiaries at any time and from time to time with the consent of his/her spouse as provided in Section 8.06.

                           (c) Termination of Beneficiary Designation. Any designation of Beneficiary by a Participant pursuant to Paragraph (b) of this section shall become null and void upon the marriage of the Participant subsequent to the date on which such designation was made.

                           (d) Failure to be Survived by Designated Beneficiary. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable pursuant to the provisions of this Article VIII, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, the death benefit shall be payable to the following classes of takers, each class to take to the exclusion of all subsequent classes, with all members of each class sharing equally: (1) Spouse; (2) Lineal descendants (including adopted and step-children), per stirpes; (3) Surviving parents (equally); and (4) the Participant's estate.

                           (e) Miscellaneous. Changes in beneficiary designations shall become effective only upon receipt of the form by the Plan Administrator, but upon such receipt the change shall relate back to and take effect as of the date the Participant signed the request (which shall be presumed to be the date appearing on such form, or, if there be none, then the date of the Participant's death) whether or not the Participant is living at the time of such receipt. Neither the Plan Administrator (nor its appointed delegate) nor the Trustee shall be liable by reason of any payment of the Participant's death benefit made before the receipt of any acceptable form designating or changing the designation of the Beneficiary.

                  Any change of beneficiary designation filed in proper form with the Plan Administrator shall revoke all prior beneficiary designations. The Plan Administrator shall be the sole determinant of the acceptability of a beneficiary designation or change of beneficiary designation.

         Sec. 8.06 Spousal Consent to Waiver of Qualified Preretirement Benefit Survivor Annuity and/or Designation of Alternative Beneficiary. A spouse must consent to the waiver of the Qualified Preretirement Benefit Survivor Annuity and/or the designation by the Participant of one or more Beneficiaries other than or in addition to such spouse to receive benefits in the event of the death of the Participant. Any such consent shall be in writing, and shall:

                           (a)  acknowledge the effect of such consent;

                           (b) be witnessed by a representative of the Plan or by a notary public;

                           (c) be subject to any QDRO applicable to the Participant at the time of his/her death or at the Benefit Commencement Date;

                           (d) be subject to limitations expressed therein by the spouse as to the portion of the Participant's Account (expressed as a percentage or in dollar terms) to which it applies;

                           (e) acknowledge and consent to the alternative or additional Beneficiary or Beneficiaries which may be designated by the Participant;

                           (f) not be subject to revocation by such spouse, but shall be automatically revoked upon the revocation of the Participant's election under Section 8.04 or a change of beneficiary designation under Section 8.05(b);

                           (g) to the extent that the Participant waives payment in the form of a Qualified Preretirement Benefit Survivor Annuity, be accompanied by (unless there has been previously filed with the Plan Administrator and there remains in force) a consent to the waiver by the Participant of the payment of the benefits in the form of a Qualified Preretirement Benefit Survivor Annuity; and

                           (h) become null and void upon (1) the termination of the marriage between the Participant and such spouse, or (2) revocation by the Participant of the election referred to in Section 8.04.

A consent to designation of a Beneficiary other than a Spouse shall not constitute a waiver of the Qualified Preretirement Benefit Survivor Annuity or of the Qualified Joint and Survivor Annuity, and to the extent that either such annuity applies, any such consent shall be of no effect.

         Sec. 8.07 Effect of QDRO. Notwithstanding any other provision of this
Article VIII, the Plan Administrator and the Trustee shall give full effect to any QDRO applicable at the time of death of the Participant, even to the extent that giving effect to such QDRO defeats or diminishes the interest of any Spouse or other Beneficiary hereunder.

                                   ARTICLE IX

                               VESTING PROVISIONS

         Sec. 9.01 Full and Immediate Vested Interests. All Participants shall at all times be fully vested in their respective Employer Salary Reduction Contribution Accounts, if any. All Participants shall also at all times be fully vested in so much of their respective Employer Contribution Accounts as are attributable to "restoration contributions" made pursuant to Article IV, and the earnings and accretions, if any, attributable thereto. All Participants shall also at all times be fully vested in so much of their respective Employer Contribution Accounts as are attributable to accounts transferred from the Magnolia Gardens Nursing Home Employees' Money Purchase Pension Plan and the Total Care Systems, Inc. Money Purchase Pension Plan and the earnings and accretions, if any, attributable thereto.

         Sec. 9.02 Deferred Vested Interests. The Participant's vested interest in his/her Employer Matching Contribution Account and his/her Employer Profit-Sharing Contribution Account shall be determined from the following table as of any date of reference during which he/she is a Participant, and as of the date on which he/she experiences a Break in Service, subject, however, to the provisions of Sections 9.03 and 9.04 with respect to disregarded periods of service.

Participant's Years                     Participant's Vested
    of Service                               Percentage
-------------------                     --------------------
Less than 5..................................  None
5 Years of Service or more...................  100%
Attainment of Normal Retirement Age
  regardless of service......................  100%
Upon the death or Total Disability of a
  Participant while in the employ of the
  Employer or an Affiliated Company..........  100%

         Notwithstanding the foregoing, a Participant's vested interest in the portion of his/her Account attributable to amounts transferred to this Plan from The Meridian Healthcare, Inc. Retirement Savings Plan that consists of amounts attributable to "Employer Matching Contributions" (as defined under that plan) shall be determined from the following table as of any date of reference during which he/she is a Participant, and as of the date on which he/she experiences a Break in Service, subject, however, to the provisions of Sections 9.03 and 9.04 with respect to disregarded periods of service. In addition, any Participant shall at all times be fully vested in the portion of his/her Account attributable to his/her "Participant Elective Deferral Account", as defined under The Meridian Healthcare, Inc. Retirement Plan, that has been transferred to this Plan.

Participant's Years                      Participant's Vested
    of Service                                Percentage
-------------------                      --------------------
Less than 2 Years of Service.................    None
2 Years of Service, but fewer than 3.........     20%
3 Years of Service, but fewer than 4.........     40%
4 Years of Service, but fewer than 5.........     60%
5 Years of Service, but fewer than 6.........     80%
6 Years of Service or more...................    100%
Attainment of Normal Retirement Age
 regardless of Service.......................    100%
Upon the death or Total Disability of a
 Participant while in the employ of the
 Employer or an Affiliated Company...........    100%

         Sec. 9.03 Disregarded Service for Vesting Purposes. The following service shall be disregarded in computing a Participant's vested
(nonforfeitable) interest in his/her Employer Contribution Account pursuant to the provisions of Section 9.02:

                           (a) Service prior to the Effective Date of the Plan; and

                           (b) Service disregarded pursuant to the provisions of
         Section 9.04.

         Sec. 9.04  Effect of Breaks in Service/Terminations of Employment.

                           (a) Service after a period of Disregarded Prior Service shall not increase the Participant's vested interest in so much of his/her Account derived from Employer contributions as was accrued with respect to the period of Disregarded Prior Service, nor shall a period of Disregarded Prior Service be taken into account in computing the Participant's vested interest in so much of his/her Account derived from Employer contributions as is attributable to service subsequent to such period of Disregarded Prior Service.

                           (b) Service after a Break in Service or termination of employment shall not increase the Participant's vested interest in so much of his/her Account as was accrued with respect to the period prior to such Break in Service or termination of employment if the Participant received a distribution of his/her entire vested interest which was accrued prior to such Break in Service or termination of employment and thereafter declined to make a restoration contribution authorized by Article IV of the Plan within the time prescribed therein.

Otherwise, service subsequent to one or more Breaks in Service shall be aggregated with service prior to such Breaks in Service in determining the Participant's vested interest in accruals to his/her Account attributable to service both before and after such Breaks in Service.

         Sec. 9.05  Amendments to the Vesting Schedule.

                           (a) If the vesting schedule under this Plan is amended, each Participant who has completed at least three (3) Years of Service with the Employer may elect, during the election period specified in this section, to have the vested percentage of his/her Account derived from Employer contributions determined without regard to such amendment.

                           (b) For the purposes of this section, the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

                                    (1) the date occurring sixty (60) days after
                  the Plan amendment is adopted; or

                                    (2) the date which is sixty (60) days after
                  the day on which the Plan amendment becomes effective; or

                                    (3) the date which is sixty (60) days after
                  the day the Participant is issued written notice of the Plan amendment by the Plan Administrator or by the Employer; or

                                    (4) such later date as may be specified by
                  the Plan Administrator.

         The election provided for in this section shall be made in writing and shall be irrevocable when made.

                                    ARTICLE X

                   METHODS AND TIMING OF BENEFIT DISTRIBUTIONS

         Sec. 10.01  Forms of Benefit Payments.

                           (a) Normal Form of Benefits. Benefits shall normally be paid as a single-sum distribution unless (1) benefits become payable to a Participant with respect to whom this Plan is a Transferee Plan, and (2) such Participant has not elected to waive benefit distribution in the form of a Qualified Joint and Survivor Annuity, or such Participant has made such an election but his/her spouse has not consented thereto, and (3) the total value of the Participant's vested interest in his/her Account at the time of distribution (or at the time of any prior distribution) is in excess of $3,500. However, Participants becoming eligible for retirement or disability benefits and Vested Participants becoming eligible for distributions of their respective vested interests as single-sum distributions may, within the ninety (90) day period before the benefit first becomes distributable, request that, in lieu of single-sum distributions, their interests be paid in installments over a fixed period if such payments do not constitute an "annuity" within the meaning of Section 205 of Title I of ERISA or Section 401(a) of the Code. The following rules shall apply to any such installment distributions:

                                      (i) The payment period shall not exceed
                  the life expectancy of the Participant at his/her Benefit Commencement Date or the joint life and survivorship expectancy of the Participant and his/her Beneficiary, provided that if the Beneficiary is not the Participant's Spouse, the payment period complies with the Minimum Distribution Incidental Benefit Requirements set forth in Proposed Income Tax Regulations Section 1.401(a)(9)-2.

                                     (ii) Payments shall be made in installments
                  which are as nearly equal as possible, and shall be made not less frequently than annually nor more frequently than monthly.

                                    (iii) The total amount subject to
                  installment payments may be segregated and maintained as a separate account and such separate account shall not thereafter share in the general investment activity of the Fund. Such separate account shall be an interest-bearing account, and all interest thereon shall inure to the benefit of the Participant on whose behalf such account was established.

                                     (iv) At any time during the installment
                  period, the Plan Administrator, with the written consent of the Participant, may accelerate the remaining installments by paying the balance of such account to the distributee.

                                      (v) Should the Participant die during the
                  benefit payment period prior to the completion of benefit distributions, the remaining portion of his/her interest will be distributed to his/her designated Beneficiary at least as rapidly as under the method of distribution being used as of the date of his/her death.

                  If a Participant is subject to a QDRO under the terms of which a former spouse is entitled to benefits in the form of a survivorship annuity, such Participant shall not be considered as unmarried for the purposes of this Paragraph (a) to the extent of the entitlement of such former spouse under the QDRO.

                           (b) Certain Married Participants in Transferee Plan. If a Participant with respect to whom this Plan is a Transferee Plan is married at his/her Benefit Commencement Date, and if his/her benefit distribution mode is not governed by the provisions of Paragraph (a) of this section, that portion of his/her benefit attributable to the transferred assets and earnings thereon shall be distributed as follows:

                                    (1) If the total value of the Participant's
                  vested interest in his/her Account does not exceed (or at the time of any prior distribution, did not exceed) $3,500, as a single-sum distribution.

                                    (2) If the total value of the Participant's
                  vested interest in his/her Account exceeds (or at the time of any prior distribution exceeded) $3,500, the vested Account balance shall be applied to the purchase of a Qualified Joint and Survivor Annuity, with the surviving Spouse's benefit set at fifty percent (50%) of the monthly benefit payable to the Participant during his/her lifetime, provided, however, that the Participant may instruct in writing prior to the purchase of such an annuity that a larger surviving Spouse's benefit be provided (up to a maximum of a one hundred percent (100%) surviving Spouse's benefit).

                                    (3) All of the benefits described in
                  Subparagraphs (1) and (2) of this paragraph shall be subject to reduction to satisfy the provisions of any QDRO in effect as to the Participant at the time of his/her death or thereafter placed in effect by a court of competent jurisdiction.

                           (c) All Other Unmarried Participants in Transferee Plan. If a Participant with respect to whom this Plan is a Transferee Plan is not married at his/her Benefit Commencement Date, and if his/her benefit distribution mode is not governed by the provisions of Paragraph (a) of this section, his/her benefit shall be distributed as follows:

                                    (1) If the total value of the Participant's
                  vested interest in his/her Account does not exceed (or at the time of any prior distribution, did not exceed) $3,500, as a single-sum distribution.

                                    (2) If the total value of the Participant's
                  vested interest in his/her Account exceeds (or at the time of any prior distribution exceeded) $3,500, the vested Account balance attributable to such transferred assets shall be applied to the purchase of a straight life annuity for the Participant unless the Participant waives such form of benefit. The provisions of Section 10.02 shall apply to such waiver, provided however, that no spousal consent shall be required with respect thereto.

                                    (3) All benefits described in Subparagraphs
                  (1) and (2) of this paragraph shall be subject to reduction to satisfy the provisions of any QDRO in effect as to the Participant.

                           (d) Other Forms of Benefit Preserved in Transferee Plan. If a Participant with respect to whom this Plan is a Transferee Plan properly waives an annuity form of benefit described in Paragraph
         (b) or (c) of this section, as the case may be, then the Participant shall be entitled to receive his/her vested Account balance attributable to the transferred assets in any of the forms available under the Transferor Plan, in addition to the forms of benefits provided under Paragraph (a) of this section.

         Sec. 10.02 Waiver of Qualified Joint and Survivor Annuity (Transferee Plans Only).

                           (a) Notice Requirements. The Plan Administrator shall provide a written explanation of the Qualified Joint and Survivor Annuity to each Participant in a Transferee Plan during the period beginning ninety (90) days prior to the Participant's Benefit Commencement Date and ending thirty (30) days prior to the Participant's Benefit Commencement Date. Such explanation shall describe (1) the terms and conditions of the Qualified Joint and Survivor Annuity; (2) the Participant's right to make and the effect of any election to waive the Qualified Joint and Survivor Annuity; (3) the rights of a Participant's spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                           (b) Participant's Waiver Rights. At any time during the applicable election period, any Participant covered under the Qualified Joint and Survivor Annuity may elect to waive such coverage. No such waiver shall be effective, however, unless consented to by the Participant's spouse. For the purposes hereof, the applicable election period shall be the 90-day period ending on the Benefit Commencement Date.

                           (c) Effect of Participant's Waiver. If a Participant executes a waiver which is effective under Paragraph (b) of this section, such Participant's benefits under the Plan shall be distributed in one of the forms described in Section 10.01(a) or (d).

                           (d) Form and Content of Participant's Waiver. A Participant's waiver under Paragraph (b) of this section shall be in writing in a form acceptable to the Plan Administrator and shall be effective only if delivered to the Plan Administrator during the election period described in Paragraph (b) of this section.

                           (e) Revocation of Waivers. Any waiver delivered by the Participant to the Plan Administrator in accordance with the provisions of Paragraph (b) of this section may be revoked by the Participant upon written notice delivered to the Plan Administrator during the election period identified in Paragraph (b) of this section.

                           (f) Spouse's Consent. No Participant's waiver under Paragraph (a) of this section of the Plan shall be effective prior to receipt by the Plan Administrator of a spouse's consent, as described in Paragraph (g) of this section.

                           (g) Form and Content of Spouse's Consent. A spouse may consent to the receipt by the Participant of benefits in a form other than as a Qualified Joint and Survivor Annuity, provided that such consent shall be in writing, and shall:

                                    (1) specify the form of benefit elected by
                  the Participant and/or the non-spouse Beneficiary designated by the Participant;

                                    (2) acknowledge the effect of such consent;

                                    (3) be witnessed by a representative of the
                  Plan or by a notary public;

                                    (4) be subject to any QDRO applicable to the
                  Participant at the time of his/her death or at the Benefit Commencement Date;

                                    (5) be subject to limitations expressed
                  therein by the spouse as to the portion of the Participant's Account (expressed as a percentage or in dollar terms) to which it applies; and

                                    (6) not be subject to revocation by such
                  spouse, but shall be automatically revoked upon the revocation of the Participant's election under Sections 8.04 or 10.02(e), or a change of beneficiary designation under Section 8.05(b). Notwithstanding the foregoing, a Participant's spouse may expressly waive the right to consent to future elections of forms of benefit distribution and/or designations of Beneficiaries.

                           (h) Contingent Additional Option of Surviving Spouse. If a Participant dies prior to his/her Benefit Commencement Date and if his/her Spouse thereby becomes entitled to benefits in the form of a Qualified Preretirement Benefit Survivor Annuity, such Spouse may elect in writing to irrevocably waive the Qualified Preretirement Benefit Survivor Annuity to which he/she is entitled and to accept in lieu thereof prompt payment of the value of the Participant's vested interest in his/her Account. The option extended to a surviving Spouse pursuant to this paragraph shall not be effective after the date in which benefits commence under either the Qualified Preretirement Benefit Survivor Annuity or the Qualified Joint and Survivor Annuity, nor shall any such option exercise be allowed to operate to defeat or diminish either (1) the interests of any party under a QDRO applicable to the Participant at the time of his/her death or (2) any written instruction delivered by the Participant to the Plan Administrator prior to the Participant's death in which the Participant requested that the option otherwise granted hereby be denied to his/her Spouse.

         Sec. 10.03  Benefit Commencement Dates.

                           (a) Retirement Benefits and Disability Benefits. Benefits payable by reason of a Participant's retirement or Total Disability shall normally be paid as promptly as practicable following the Valuation Date of the Plan coincident with or next following the event entitling the Participant to such distribution. Unless the Participant elects to defer his/her Benefit Commencement Date, retirement and disability benefits shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age (if other than age 65), (2) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the date on which the Participant terminates service with the Employer. Notwithstanding the foregoing, the Participant's Benefit Commencement Date shall in no event be later than his/her Required Beginning Date.

                           (b) Death Benefits. Benefits payable by reason of the death of the Participant shall commence and be paid as follows:

                                    (1) If to the Participant's Spouse under a
                  Qualified Joint and Survivor Annuity, as of the first day of the month next following the month in which the Participant's death occurs, with payments to continue for the life of such Spouse;

                                    (2) If to the Participant's Spouse under a
                  Qualified Preretirement Benefit Survivor Annuity, as of the date of the Participant's death, with payments to continue for the life of such Spouse;

                                    (3) Should a Participant die while receiving
                  installment payments under this Plan, the payments shall continue for the balance of the installment period to the Participant's Beneficiary. Notwithstanding the foregoing, the Beneficiary may elect to receive in lieu of such continued installment payments an amount equal to the present value of the unpaid future installments; or

                                    (4) If to any Beneficiary other than as set
                  forth in any of Paragraphs (b)(1) through (b)(3) inclusive, commencing within one (1) year of the date of the Participant's death in a single sum, or in installments (not less frequent than annually and not more frequently than monthly) over a period not longer than five (5) years from the date of the Participant's death, in accordance with the Participant's written election. In the absence of an effective election as of the date of the Participant's death, such election shall be made by his/her Beneficiary.

If any portion of the Account of a Participant is payable after the death of the Participant's Spouse, if the Participant's Spouse was the sole primary Beneficiary with respect to such portion, and if the Participant did not designate a contingent Beneficiary who survives the Participant's Spouse to receive such portion, the Participant's Spouse shall have the right to act on behalf of the deceased Participant to designate one or more Beneficiaries to receive such portion upon the death of such Spouse. Failure on the part of the Spouse to exercise this power of beneficiary designation and failure of the Participant's designated contingent Beneficiaries to survive the Spouse shall result in payment to the estate of the deceased Spouse of the amount subject to the Spouse's power of beneficiary designation. All amounts payable after the death of the Spouse shall be paid as promptly as practicable after the death of the Spouse, with all such payments commencing within one (1) year of such death and being completed within five (5) years of such death.

                           (c) Deferred Vested Benefits. Benefits payable to a Participant by reason of a separation from service (other than due to retirement, death or Total Disability) or a Break in Service experienced by that Participant prior to his/her retirement shall normally be payable as of the date that would have been the Participant's Normal Retirement Age in accordance with Section 10.03(a) and shall not, in any event, be deferred beyond the Participant's Required Beginning Date. Notwithstanding the foregoing, a Vested Participant shall have the right to request a distribution of any benefit to which he/she is entitled pursuant to Article IX as of any earlier Valuation Date coincident with or next following the date of such request, and the Plan Administrator shall have the right to pay any such benefit, if (1) the Participant (and if the Plan is a Transferee Plan with respect to such Participant, his/her spouse, if any) consents to such benefit distribution in writing; or (2) the total value of the Participant's vested interest in his/her Account (at the time of any present or prior distribution) is less than (A) $3,500, or
         (B) such smaller sum as may be prescribed by the Secretary of the Treasury as the maximum amount that may be distributed without the Participant's consent. If a Participant has no vested interest in his/her Account as of the date he/she separates from service with the Employer, such Participant shall be deemed to have: (i) received a complete distribution of his/her Account in the amount of zero dollars ($0.00); and (ii) forfeited the non-vested portion of his/her Account. No distribution of such benefit shall occur prior to the occurrence of a Break in Service or termination of employment.

         Sec. 10.04 Post-Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan, there shall remain in the Participant's Account any funds, or any funds shall be subsequently credited to such Account, such additional funds, to the extent vested, shall be paid to the Participant (or to the Beneficiary) in cash as promptly as practicable. In the event that after an installment payout has commenced there shall be additional funds credited to the Account of a Participant, the Plan Administrator shall direct adjustment of the remaining installment payments so as to include all such credited amounts, as nearly evenly as possible, in the remaining installment payments.

         Sec. 10.05 Delayed and Extended Benefit Payments. Notwithstanding anything herein to the contrary, if a Participant or Beneficiary has made an effective election or designation in accordance with (and which satisfies the requirements of) Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 and such election or designation provides for a benefit distribution which does not conflict with the provisions of this Plan, as in effect on the date of such election or designation, the distribution of benefits shall be made in accordance with the provisions of such election or designation unless it is revoked in writing or superseded by law.

         Sec. 10.06 Effect of QDRO. All benefits provided under this Article X are subject to the provisions of any QDRO in effect with respect to the Participant at the Participant's Benefit Commencement Date, and are subject to diminution thereby.

         Sec. 10.07  Direct Rollover

                           (a) In General. This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                           (b)  Definitions.

                                    (1) Eligible Rollover Distribution. An
                  Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distributions to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                    (2) Eligible Retirement Plan. An Eligible
                  Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                                    (3) Distributee. A Distributee includes an
                  Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternative Payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                                    (4) Direct Rollover. A Direct Roll-over is a
                  payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE XI

                               PLAN ADMINISTRATION

         Sec. 11.01 Appointment and Tenure. The Plan Administrator shall consist of a committee of one (1) or more persons who shall serve at the pleasure of the Board. Any committee member may resign by delivering his/her written resignation to the Employer. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board. If the Board fails to act, and in any event, until the Board so acts, the remaining members of the committee may appoint an interim committee member to fill any vacancy occurring on the committee. If no person has been appointed to the committee, or if no person remains on the committee, the Employer shall be deemed to be the Plan Administrator.

         Sec. 11.02 Meetings; Majority Rule. Any and all acts of the Plan Administrator taken at a meeting shall be by a majority of all members of the committee. The Plan Administrator may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the committee have been given at least ten (10) days' written notice of such meeting or have waived notice. The Plan Administrator may also act by unanimous consent in writing without the formality of convening a meeting.

         Sec. 11.03 Delegation. The Plan Administrator may, by written majority decision, delegate to each or any one of its number, or to its Secretary, authority to sign any documents on its behalf, or to perform ministerial acts, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the committee, even though he/she alone may sign any document required by third parties.

         The Plan Administrator shall elect one of its number to serve as Chairperson. The Chairperson shall preside at all meetings of the committee or shall delegate such responsibility to another committee member. The committee shall elect one person to serve as Secretary to the committee. All third parties may rely on any communication signed by the Secretary, acting as such, as an official communication from the Plan Administrator.

         Sec. 11.04 Authority and Responsibility of the Plan Administrator. The Plan Administrator shall have the following duties and responsibilities:

                           (a) to maintain and preserve records relating to Plan Participants, former Participants, and their beneficiaries;

                           (b) to prepare and furnish to Participants all information required under Federal law or the provisions of this Plan;

                           (c) to prepare and furnish to the Trustee sufficient employee data and the amount of funds received from all sources so that the Trustee may maintain separate Accounts for Participants and make required payments of benefits;

                           (d) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

                           (e) to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than Annual Valuation Dates and on all other matters if called for in the Plan or requested by the Trustee;

                           (f) to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

                           (g) to engage assistants and professional advisers;

                           (h) to arrange for bonding, if required by law;

                           (i) to provide procedures for determination of claims for benefits;

                           (j) to determine whether any domestic relations order constitutes a QDRO and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order; and

                           (k) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries, as further set forth herein.

         Sec. 11.05 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Plan Participants, and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

         Sec. 11.06 Construction of the Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall have the sole and absolute discretion to interpret the Plan and shall resolve all questions arising in the administration, interpretation and application of the Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

         Sec. 11.07 Engagement of Assistants and Advisers; Plan Expenses. The Plan Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

                           (a) investment managers and/or advisers;

                           (b) accountants;

                           (c) actuaries;

                           (d) attorneys;

                           (e) consultants;

                           (f) clerical and office personnel; and

                           (g) medical practitioners.

The expenses incurred by the Plan Administrator in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Plan Administrator. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

         Sec. 11.08 Bonding. The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by this Plan.

         Sec. 11.09 Compensation of the Plan Administrator. The Plan Administrator shall serve without compensation for its services as such, but all expenses of the Plan Administrator shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

         Sec. 11.10 Indemnification of the Plan Administrator. Each member of the committee constituting the Plan Administrator shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by him/her in connection with any action to which he/she may be a party by reason of his/her service as Plan Administrator except in relation to matters as to which he/she shall be adjudged in such action to be personally liable for negligence or willful misconduct in the performance of his/her duties. The foregoing right to indemnification shall be in addition to such other rights as the committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any right to indemnification to which the committee member may be entitled pursuant to the by-laws of the Employer. Service on the committee as a Plan Administrator shall be deemed in partial fulfillment of the committee member's function as an employee, officer and/or director of the Employer, if he/she serves in that capacity as well as in the role of committee member.

                                   ARTICLE XII

                          ALLOCATION AND DELEGATION OF
                          AUTHORITY AND RESPONSIBILITY

         Sec. 12.01 Authority and Responsibilities of Employer. The Employer, as Plan sponsor, shall serve as a "Named Fiduciary" having the following (and only the following) authority and responsibility:

                           (a) to establish and communicate to the Trustee a funding policy for the Plan;

                           (b) to appoint the Trustee and the Plan Administrator and to monitor each of their performances;

                           (c) to appoint an Investment Manager (or to refrain from such appointment), to monitor the performance of the Investment Manager so appointed, and to terminate such appointment (more than one Investment Manager may be appointed and in office at any time pursuant hereto);

                           (d) to communicate such information to the Plan Administrator and to the Trustee as each needs for proper performance of its duties; and

                           (e) to provide channels and mechanisms through which the Plan Administrator and/or the Trustee can communicate with Participants and their Beneficiaries.

         In addition, the Employer shall perform such duties as are imposed by law or by regulation and shall serve as Plan Administrator in the absence of an appointed Plan Administrator.

         Sec. 12.02 Authority and Responsibilities of the Plan Administrator. The Plan Administrator shall have the authority and responsibilities imposed by
Article XI hereof. With respect to the said authority and responsibility, the Plan Administrator shall be a "Named Fiduciary," and as such, shall have no authority and responsibility other than as granted in this Plan, or as imposed by law.

         Sec. 12.03 Authority and Responsibilities of the Trustee. The Trustee shall be the "Named Fiduciary" with respect to investment of the Fund assets and shall have the powers and duties set forth in the Trust Agreement.

         Sec. 12.04 Limitations on Obligations of Named Fiduciaries. No Named Fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility.

                                  ARTICLE XIII

                 APPLICATION FOR BENEFITS AND CLAIMS PROCEDURES

         Sec. 13.01 Application for Benefits. Each Participant and/or Beneficiary who believes that he/she is eligible for benefits under this Plan may apply for such benefits by completing and filing with the Plan Administrator an application for benefits on a form supplied by the Plan Administrator. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Plan Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or disability), and location of residence shall be required of all applicants for benefits. Written notice of the disposition of a claim shall be furnished to the applicant within 90 days after the application for benefits is filed with the Plan Administrator, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

         Sec. 13.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                           (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                           (b) The Plan Administrator shall, within thirty (30) days of receipt of the Participant's or Beneficiary's notice of appeal, establish a hearing date on which the Participant or Beneficiary (or his/her attorney or other authorized representative) may make an oral presentation to the Named Appeals Fiduciary in support of his/her appeal. The Participant or Beneficiary (or representative) shall have the right to submit written or oral evidence and argument in support of his claim at such hearing. The Participant or Beneficiary shall be given not less than ten (10) days' notice of the date set for the hearing. At the hearing (or prior thereto upon five (5) business days' written notice to the Plan Administrator), the Participant or Beneficiary (or representative) shall have an opportunity to review all documents which are pertinent to the claim at issue.

                           (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                           (d) The Named Appeals Fiduciary shall render a determination within sixty (60) days of the receipt of the appeal (unless there has been an extension of no more than sixty (60) days due to special circumstances, provided that the delay and the special circumstances occasioning it are communicated to the claimant in writing within the first sixty (60) day period). That determination shall be accompanied by a written statement presented in a manner calculated to be understood by the Participant or Beneficiary and shall include specific reasons for the determination and specific references to the pertinent Plan provisions on which the determination is based. The determination so rendered shall be binding upon all parties.

         Sec. 13.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                   ARTICLE XIV

                            AMENDMENT AND TERMINATION

         Sec. 14.01 Amendment. The provisions of this Plan may be amended at any time and from time to time by Genesis Health Ventures, Inc., provided, however, that:

                           (a) No amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of that party;

                           (b) No amendment shall deprive any Participant or Beneficiary of any of the benefits to which he/she is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease a Participant's vested interest in his/her Account or eliminate an optional form of benefit; and

                           (c) No amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Participants and their Beneficiaries or to meet the administrative expenses of this Plan, except as may be specifically authorized by statute or regulation.

         Each amendment shall be approved by the Board of Genesis Health Ventures, Inc. by resolution. Notwithstanding the foregoing, any amendment necessary to qualify this Plan under Section 401(a) of the Code may be made without the further approval of the Board of Genesis Health Ventures, Inc. if signed by the proper officers of Genesis Health Ventures, Inc.

         Sec. 14.02  Plan Termination.

                           (a) Right Reserved. While it is the Employer's intention to continue the Plan indefinitely in operation, the right is, nevertheless, reserved to completely or partially terminate the Plan. Complete or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the entire amount credited to his/her Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board, subject, however, to the provisions of Section
         14.04 hereof.

                           (b) Effect on Retired Persons, Etc. Termination of the Plan shall have no effect upon payment of installments and benefits to former Participants, their beneficiaries and their estates, whose benefit payments commenced prior to Plan termination. The Trustee shall retain sufficient assets to complete any such payments, and shall have the right, upon direction by the Employer, to purchase annuity contracts to assure the completion of such payments or to pay the value of the remaining payments in a single-sum distribution.

                           (c) Effect on Remaining Participants. The Employer shall instruct the Trustee either (1) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (2) to pay over to each Participant (and former Participant), or his/her Beneficiary, the value of his/her vested interest, and to thereupon dissolve the Trust.

                           (d) Effect on Other Entities Constituting Employer. Termination, in whole or in part, of the Plan by an entity which is included in the term Employer shall have no effect on the continued operation of the Plan with respect to other entities constituting Employer.

         Sec. 14.03 Complete Discontinuance of Employer Contributions. While it is the Employer's intention to make substantial and recurrent contributions to the Trust Fund pursuant to the provisions of this Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board and shall have the effect of a termination of the Plan, as set forth in Section 14.02, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board to the effect that the Plan is terminated and upon receipt from the Employer of instructions to dissolve the Trust Fund pursuant to Section 14.02(c) hereof.

         Sec. 14.04 Suspension of Employer Contributions. The Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

                           (a) If the Board determines by resolution that such suspension shall be permanent, a complete discontinuance of contributions shall be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

                           (b) If such suspension becomes a plan termination, a complete discontinuance of contributions will be imputed. In such case, the complete discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of:

                                    (1) the date specified by resolution of the
                  Board or established as a matter of equity by the Plan Administrator, or

                                    (2) the last day of the first Plan Year
                  which meets both of the following criteria: (A) no Employer contributions were made for that, or for any subsequent, Plan Year, and (B) there existed for such Plan Year Net Income out of which Employer contributions could have been made, and the existence of such Net Income was known to the Board in time to make deductible contributions for such Plan Year.

         Sec. 14.05 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he/she would have been entitled to receive immediately before such merger, consolidation or transfer in the Plan in which he/she was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         Sec. 15.01 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided. Compliance with the provisions and conditions of any QDRO shall not be considered a violation of this provision.

         Sec. 15.02 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

         Sec. 15.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

         Sec. 15.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and beneficiary, present and future, and all persons for whose benefit there exists any QDRO with respect to any Participant (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts this Plan).

         Sec. 15.05 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         Sec. 15.06 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

         Sec. 15.07 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

         Sec. 15.08 Funding Policy. The Plan Administrator, in consultation with the Employer, shall establish and communicate to the Trustee a funding policy consistent with the objectives of this Plan and of the corresponding Trust. Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Fund. Such funding policy shall also state the general investment objectives of the Trust and the philosophy upon which maintenance of the Plan is based.

         Sec. 15.09 Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his/her employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

         Sec. 15.10 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

         Sec. 15.11 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant or beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the Participant or beneficiary for the forfeited benefit.

         Sec. 15.12 Reliance on Data and Consents. The Employer, the Trustee, the Plan Administrator, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his/her Beneficiaries, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Plan Administrator and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding Trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.

                  IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing as an amendment and restatement of the Plan set forth herein, the Employer has caused the same to be executed by its duly authorized officers this day of 30th day of December, 1994.



ATTEST:                                      GENESIS HEALTH VENTURES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS MANAGEMENT RESOURCES, INC.
                                             (formerly known as Total Care
                                              Systems, Inc.)


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      CRYSTAL CITY NURSING CENTER, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      DOVER HEALTHCARE ASSOCIATES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



                       [Signatures continued on next page]

ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             AGAWAM, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             ARLINGTON, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             BLOOMFIELD, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             BRACKENRIDGE, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             CLARKS SUMMIT, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             LANHAM, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


                       [Signatures continued on next page]

ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             NAUGATUCK, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             NEW GARDEN, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             POINT PLEASANT, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             SALISBURY, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             SPRINGFIELD, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             WAYNE, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



                       [Signatures continued on next page]

ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             WILKES-BARRE, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             WILLAMANSETTE, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             WINDSOR, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF
                                             LINEN SERVICES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS HOLDINGS, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      GENESIS PHARMACY, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


                       [Signatures continued on next page]

ATTEST:                                      HEALTHCARE RESOURCES CORP.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      MANOR MANAGEMENT CORP. OF
                                             GEORGIAN MANOR, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      PHILADELPHIA AVENUE CORPORATION


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      TEAM REHABILITATION, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      EDELLA STREET ASSOCIATES
                                             Genesis Health Ventures of Clarks
                                             Summit, Inc., General Partner


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS PROPERTIES LIMITED
                                             PARTNERSHIP
                                             Genesis Health Ventures of
                                             Arlington, Inc., General Partner


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


                       [Signatures continued on next page]

ATTEST:                                      RIVER STREET ASSOCIATES
                                             Genesis Health Ventures of
                                             Wilkes-Barre, Inc., General Partner


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      PHILADELPHIA AVENUE ASSOCIATES
                                             Philadelphia Avenue Corporation,
                                             General Partner


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      ROBINDALE MEDICAL SERVICES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTHCARE CENTERS
                                             HOLDINGS, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      MERIDIAN HEALTH, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      MERIDIAN HEALTHCARE, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


                       [Signatures continued on next page]

ATTEST:                                      MERIDIAN HEALTHCARE INVESTMENTS,
                                             INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      TIDEWATER HEALTHCARE SHARED
                                             SERVICES GROUP, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



ATTEST:                                      PHARMACY EQUITIES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      STAFF REPLACEMENT SERVICES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF INDIANA,
                                             INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS HEALTH VENTURES OF WEST
                                             VIRGINIA, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President



                       [Signatures continued on next page]

ATTEST:                                      ASCO HEALTHCARE OF NEW ENGLAND,
                                             INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      KNOLLWOOD MANOR, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS PROPERTIES OF DELAWARE LTD.
                                             PARTNERSHIP, L.P.
                                             Genesis Properties of Delaware
                                             Corporation, General Partner


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      BRINTON MANOR, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      CONCORD HEALTHCARE CORPORATION


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      HEALTHCARE SERVICES NETWORK, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


                       [Signatures continued on next page]

ATTEST:                                      ASCO HEALTHCARE INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      HEALTH CONCEPTS & SERVICES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS PHYSICIAN SERVICES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS INTERMEDIATE MED
                                             CENTER, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      SUBURBAN MEDICAL SERVICES, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                      GENESIS PROPERTIES OF DELAWARE
                                             CORPORATION


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President





                       [Signatures continued on next page]

ATTEST:                                       GENESIS HEALTH VENTURES OF
                                              MASSACHUSETTS, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                       GOVERNOR'S HOUSE NURSING HOME, INC


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                       HILLTOP HEALTH CARE CENTERS, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                       KEYSTONE NURSING HOME, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                       LINCOLN NURSING HOME, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President


ATTEST:                                       WAYSIDE NURSING HOME, INC.


/s/ xxxxxx                                   By: /s/ George V. Hager, Jr.
------------------------------                   -------------------------------
Secretary                                        President

                          GENESIS HEALTH VENTURES, INC.
                                 RETIREMENT PLAN

                      (Restated, Effective January 1, 1989)

                                 AMENDMENT NO. 1
                                 ---------------

         Genesis Health Ventures, a Pennsylvania corporation, hereby adopts this amendment to the Genesis Health Ventures, Inc. Retirement Plan ("Plan"). This amendment is adopted pursuant to Section 14.01 of the Plan.
         1. Section 5.03(c) is amended by deleting the parenthetical phrase in the first sentence and inserting in lieu thereof the following:
                  "(together with earnings attributable thereto)"

         2. The last sentence of Section 5.03(c) is amended by deleting the word "immediately" and inserting in lieu thereof the following:
                  "(together with earnings attributable thereto)"

         3. This amendment shall be effective for Plan Years beginning in 1996 and thereafter.

         IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Employer has caused the same to be executed by its duly authorized officers
this      day of         , 19  .

ATTEST:                                            GENESIS HEALTH VENTURES, INC.



--------------------                               By: -------------------------
Secretary                                              President

                          GENESIS HEALTH VENTURES, INC.
                                 RETIREMENT PLAN
                      (Restated, Effective January 1, 1989)


                                 AMENDMENT NO. 2
                                 ---------------

         Genesis Health Ventures, Inc., a Pennsylvania corporation, hereby adopts this amendment to the Genesis Health Ventures, Inc. Retirement Plan ("Plan"). This amendment is adopted pursuant to Section 14.01 of the Plan.

         1. Section 1.01 of the Plan is hereby amended by deleting the phrase "and (c) Employer Matching Contribution Account" and inserting in lieu thereof the phrase "(c) Employer Matching Contribution Account; and (d) Company Stock Account".

         2. Section 1.34 of the Plan is hereby amended by adding the following provisions immediately following the second paragraph:

         "Any individual who is an Employee as of February 1, 1996 and was employed by Franklin Nursing Home, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for Franklin Nursing Home, Inc. for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective February 1, 1996.

         Any individual who is an Employee as of January 1, 1996 and was employed by Eastern Medical Supplies, Inc. or Eastern Rehab Services, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1996. Any individual who is an Employee as of January 1, 1996 and was employed by McKerley Health Care Centers, Inc., McKerley Health Care Center Concord Limited Partnership, McKerley Health Facilities or McKerley Health Care Concord, Inc. shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan.
         Such service shall be credited effective January 1, 1996.

         Any individual who is an Employee as of June 1, 1996 and was employed by Delta Drug, Inc. immediately prior to becoming an Employee, shall receive credit for hours of service performed for Delta Drug, Inc. for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective June 1, 1996.

         Any individual who is an Employee as of March 1, 1996 and was an employee of Accumed, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for Accumed, Inc. for purposes of determining Hours of Service with regard to the eligibility and vesting provisions of this Plan. Such service shall be credited effective March 1, 1996.

         Any individual who is an Employee as of July 1, 1995 and was employed by Therapy Care, Inc. or Therapy Care System Limited Partnership immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service under the eligibility, vesting, and benefit accrual provisions of this Plan. Such service shall be credited effective July 1, 1995.

         Any individual who is an Employee as of February 1, 1996 and was an employee of Medical Rehab Support Services, Inc., Medical Rehabilitation Network, Inc. or Healthcare Rehab Services, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such services shall be credited effective February 1, 1996.

         Any individual who is an Employee as of January 1, 1997 and was an employee of Geriatric & Medical Services, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for Geriatric & Medical Services, Inc. for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1997.

         Any individual who is an Employee as of January 1, 1997 and was an employee of Diane Morgan & Associates immediately prior to becoming an Employee shall receive credit for hours of service performed for Diane Morgan & Associates for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such services shall be credited effective January 1, 1997.

         Any individual who is an Employee as of January 1, 1997 and was an employee of NeighborCare Pharmacies, Inc. Professional Pharmacy Services, Inc., Medical Services Group, Inc. CareCard, Inc. and Transport Services, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility and vesting provisions of this Plan. Such service shall be credited effective January 1, 1997.

         Any individual who is an Employee as of January 1, 1997 and was an employee of National Health Care Affiliates, Inc., Oak Hill Health Care Center, Inc., Derby Nursing Center Corporation, EIDOS, Inc. or VersaLink, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1997."

         3. Section 1.44 is hereby amended and restated to read as follows:

         "Sec. 1.44 'Plan' shall mean the Genesis Health Ventures, Inc. Retirement Plan as set forth herein, and as the same may from time to time hereafter be amended. This Plan is intended to satisfy the requirements of Section 401(k) of the Code and to constitute a qualified cash or deferred arrangement within the meaning of that section. Effective January 1, 1995, this Plan constitutes the merger of the Meridian Healthcare, Inc. Retirement Savings Plan and the McKerley Health Care Centers, Inc. Profit-Sharing 401(k) Plan into this Plan. Effective January 1, 1996, this Plan constitutes the merger of the Health Concepts and Services, Inc. 401(k) Profit-Sharing Plan into this Plan. Effective March 1, 1996, this Plan constitutes the merger of the Accumed, Inc. 401(k) Plan into this Plan. Effective January 1, 1997, this Plan constitutes the merger of the Eastern Medical Supplies 401(k) Salary Reduction Plan into this Plan. Effective January 1, 1997, this Plan constitutes the merger of the NeighborCare Pharmacies, Inc. Retirement Savings Plan into this Plan. Effective January 1, 1997, this Plan constitutes the merger of the Gerri-Med 401(k) Plan for Union Professional Nurses of New Jersey and the Geriatric and Medical Companies, Inc. 401(k) Profit Sharing Plan into this Plan."

         4. Section 1.62 of the Plan is hereby deleted.

         5. Section 1.63 of the Plan is hereby redesignated as Section 1.62.

         6. Article I of the Plan is hereby amended by adding the following new sections:

            "Sec. 1.63 'Company Stock' shall mean the securities issued by the Employer.

            Sec. 1.64 'Company Stock Account' shall mean that portion of a Participant's Account which consists of Company Stock contributed to the Plan by the Employer, Company Stock purchased with cash contributed by the Employer, and earnings and accretions thereon.

            Sec. 165 'Prior Plan' shall mean any qualified retirement Plan that is merged into this Plan.

            Sec. 1.66 'Year of Benefit Accrual Service' when applied to the benefit accrual provisions of this Plan, a 'Year of Benefit Accrual Service' shall mean any Accrual Computation Period in which the person completes one thousand (1,000) or more Hours of Service provided that such Hours of Service are credited under Section 1.34 for purposes of benefit accrual."

         7. Section 3.01(c) of the Plan is hereby amended and restated to read as follows:

            "(c) Employer Profit-Sharing Contributions. As of the last day of each Accrual Computation Period, the Employer shall contribute to the Trust, such amounts as the Board, in its absolute discretion, shall timely determine to be the Employer's Profit-Sharing contribution for the Accrual Computation Period then ending, which contributions shall be reduced, however, by any amounts forfeited from the accounts of Participants or former Participants pursuant to the provisions of
         Section 5.02. Such amounts may be contributed in cash, Company Stock or other property as determined by the Board. This provision shall not be construed as requiring Employer to make contributions in (or with respect to) any Accrual Computation Period."

         8. Section 5.01(b) of the Plan is hereby amended and restated to read as follows:

            "(b) Employer Matching Contributions. With respect to Plan Years beginning on or after January 1, 1994, as of the last day of each Accrual Computation Period, there shall be allocated to the Employer Matching Contribution Account of each Active Participant an amount which shall be equal to the lesser of: (1) a percentage of the Participant's Salary Reduction Amount for such Accrual Computation Period; or (2) a percentage of the Participant's Compensation for such Accrual Computation Period. The respective percentages are determined under the following schedule:
                                                                  Percentage of
         Participant's             Percentage of Salary          Accrual Service
         Years of Benefit            Reduction Amount              Compensation
         ----------------          --------------------          ---------------
         Less than 7 Years of
           Benefit Accrual Service          50%                         1%
         7 Years of Benefit Accrual
           Service but fewer than 10        75%                         3%
         10 Years of Benefit Accrual
           Service or more                 100%                         4%

                  In the event that the Employer Matching contribution for an Accrual Computation Period is not sufficient to provide for allocations to all Active Participants as determined pursuant to the schedule above, each Active Participant shall be allocated a share of such contribution in the same proportion that the dollar amount of his/her allocation, as determined pursuant to the schedule above, bears to the total dollar amount of allocations to all Active Participants, as determined pursuant to the schedule above.

                  Prior to January 1, 1994, Employer Matching contributions made with respect to any Accrual Computation Period shall be allocated among the Active Participants' Employer Matching Contribution Accounts in the proportion that the Salary Reduction Amount not in excess of two percent (2%) of Compensation of each Active Participant with respect to such Accrual Computation Period bears to the aggregate of the Salary Reduction Amounts of up to two percent (2%) of Compensation of each Active Participant with respect to such Accrual Computation Period."

         9. Section 5.01(c) of the Plan is hereby amended and restated to read as follows:

            "(c) Employer Profit-Sharing Contributions. As of each Anniversary Date, there shall be allocated to the Employer Profit-Sharing Contribution Account of each Active Participant an amount determined by multiplying the Employer's Profit-Sharing contribution (other than that portion of such contribution made in the form of Company Stock) for the Accrual Computation Period ending with or immediately prior to such Anniversary Date by a fraction, the numerator of which is the Participant's Compensation for such Accrual Computation Period and the denominator of which is the aggregate Compensation of all Active Participants for such Accrual Computation Period. There shall also be allocated to the Company Stock Account of each Active Participant a number of shares (including fractional shares) of Company Stock determined by multiplying the total number of shares of Company Stock in the Employer's Profit-Sharing contribution by a fraction, the numerator of which is the Participant's Compensation for such Accrual Computation Period and the denominator of which is the aggregate Compensation of all Active Participants for such Accrual Computation Period."

         10. Section 5.01(d)(2)(i)(A) of the Plan is hereby amended by deleting the term "Year of Participation" and by inserting in lieu thereof "Year of Benefit Accrual Service".

         11. Section 6.02 of the Plan is hereby amended and restated to read as follows:

            "Sec. 6.02 Valuations.

            (a) Assets other than Company Stock. The Fund (and, if applicable, each of its sub-funds) shall be valued by the Trustee at fair market value annually as of the close of business on the Annual Valuation Date. A similar valuation (or the partial valuation of one or more sub-funds, if appropriate) may occur at the end of any calendar month upon the direction of the Plan Administrator.

            (b) Company Stock. All shares of Company Stock held in the Trust shall be valued as of each Valuation Date at their fair market value."

         12. Article VI of the Plan is hereby amended to add the following
Section 6.10:

            "Sec. 6.10 Compliance With Securities Laws. All provisions contained herein with respect to any transactions involving Company Stock, including but not limited to its distribution as a benefit, its repurchase, sale, delivery or transfer, are subject to and conditioned upon compliance with any applicable provisions of federal and state securities laws or regulations. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Plan or Trust, neither the Trust, the Trustee, the Employer nor the Plan Administrator shall be legally obligated to issue, transfer or deliver any certificate for shares of Company Stock or other securities unless such shares or other securities, at the time of any such issuance, transfer or delivery (a) are exempt, or are the subject matter of an exempt transaction or are registered within the meaning of any applicable federal and state securities laws and regulations; (b) comply with the rules of any stock exchange on which Company Stock may be listed; and (c) have been approved by such regulatory bodies as the Plan Administrator may deem advisable. Any certificate issued to evidence shares of Company Stock or beneficial interest in such shares may bear such legends and statements as the Plan Administrator may deem advisable to assure compliance with this Plan and with federal and state laws and regulations."

         13. The second paragraph of Section 9.02 of the Plan is hereby amended and restated as follows:

            "Notwithstanding the foregoing, a Participant's vested interest in that portion of his/her Account attributable to amounts transferred from a Prior Plan (including earning and accretions thereon) shall be determined in accord with the vesting schedule applicable to such amounts under the Prior Plan. The Participant's vested interest in such amounts as of any date of reference shall be his/her vested percentage as of the date on which the Prior Plan was merged into this Plan increased by Years of Service for vesting purposes which are credited under this Plan and attributable to service rendered after the date on which the Prior Plan was merged into this Plan. In addition, a Participant's vested interest in that portion of his/her Account attributable to amounts transferred to his/her Plan from the NHCA Employees Retirement Plan (including earning and accretions thereon), shall be determined in accordance with the vesting schedule applicable to such amounts under the NHCA Employees Retirement Plan. The Participant's vested interest in such amounts as of any date of reference shall be his/her vested percentage as of the date on which the amounts were transferred into this Plan increased by Years of Service for vesting purposes which are credited under this Plan and attributable to service rendered after the date on which the amounts were transferred into this Plan."

         14. Section 10.01(a) of the Plan is hereby amended and restated to read as follows:

            "(a) Normal Form of Benefits. Benefits shall normally be paid as a single-sum distribution unless (1) benefits become payable to a Participant with respect to whom this Plan is a Transferee Plan, and
         (2) such Participant has not elected to waive benefit distribution in the form of a Qualified Joint and Survivor Annuity, or such Participant has made such an election but his/her spouse has not consented thereto, and (3) the total value of the Participant's vested interest in his/her Account at the time of distribution (or at the time of any prior distribution) is in excess of $3,500. That portion of a Participant's benefit which consists of amounts to be paid from his/her Company Stock Account shall be paid in whole shares of Company Stock with the value of any fractional shares paid in cash. Participants becoming eligible for retirement or disability benefits and Vested Participants becoming eligible for distributions of their respective vested interests as single-sum distributions may, within the ninety (90) day period before the benefit first becomes distributable, request that, in lieu of single-sum distributions, their interests be paid in installments over a fixed period if such payments do not constitute an 'annuity' within the meaning of Section 205 of Title I of ERISA or Section 401(a) of the Code. The following rules shall apply to any such installment distributions:

               (i) That portion of a Participant's benefit which consists of amounts to be paid from his/her Company Stock Account shall be distributed prior to that portion of his/her benefit which consists of amounts to be paid from assets other than Company Stock.

               (ii) The payment period shall not exceed the life expectancy of the Participant at his/her Benefit Commencement Date or the joint life and survivorship expectancy of the Participant and his/her Beneficiary, provided that if the Beneficiary is not the Participant's Spouse, the payment period complies with the Minimum Distribution Incidental Benefit Requirements set forth in Proposed Income Tax Regulations
         Section 1.401(a)(9)-2.

               (iii) Payments shall be made in installments which are as nearly equal as possible, and shall be made not less frequently than annually nor more frequently than monthly.

               (iv) The total amount subject to installment payments may be segregated and maintained as a separate account and such separate account shall not thereafter share in the general investment activity of the Fund. Such separate account shall be an interest-bearing account, and all interest thereon shall inure to the benefit of the Participant on whose behalf such account was established.

               (v) At any time during the installment period, the Plan Administrator, with the written consent of the Participant, may accelerate the remaining installments by paying the balance of such account to the distributee.

               (vi) Should the Participant die during the benefit payment period prior to the completion of benefit distributions, the remaining portion of his/her interest will be distributed to his/her designated Beneficiary at least as rapidly as under the method of distribution being used as of the date of his/her death."

         15. Except as otherwise noted herein, this amendment shall be effective as of January 1, 1996 and reflects the manner in which this Plan has operated since that date.

         IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Genesis Health Ventures, Inc. has caused the same to be executed by its duly authorized officers this day of , 19 .

ATTEST:                                            GENESIS HEALTH VENTURES, INC.


------------------------                           By: -------------------------
Secretary                                              Senior Vice President

                          GENESIS HEALTH VENTURES, INC.

                                 RETIREMENT PLAN
                      (Restated, Effective January 1, 1989)

                                 AMENDMENT NO. 3

         Genesis Health Ventures, Inc., a Pennsylvania corporation, hereby adopts this amendment to the Genesis Health Ventures, Inc. Retirement Plan ("Plan"). This amendment is adopted pursuant to Section 14.01 of the Plan.

         1. Section 1.33 of the Plan is hereby amended and restated to read as follows:
                  "Sec. 1.33   'Highly Compensated Employee' means any
         Employee who:

                  (a) is a Five-Percent Owner at any time during the Look-Back Year or the Determination Year; or

                  (b) receives Annual Compensation from the Employer or an Affiliated Company during the Look-Back Year in excess of $80,000 (or such higher amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments) and such Employee is in the Top-Paid Group of Employees for such year.

         For purposes of determining the number of Employees in the Top-Paid Group, there shall be excluded the employees described in Section 414(q)(5) of the Code, which is hereby incorporated by reference.

         For purposes of this section:

                  'Annual Compensation' shall mean a Participant's annual compensation (as determined under Article V, increased, however, by income from services outside the United States excluded from 'gross income' under Section 911 of the Code and any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of such Employee under Section 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457(b) of the Code).

                  'Determination Year' shall mean the Plan Year for which a determination is made.

                  'Look-Back Year' shall mean the twelve (12) month period immediately preceding the Determination Year.

                   'Top-Paid Group' shall mean the group consisting of the top twenty percent (20%) of Employees (excluding former Employees) of the Employer and all Affiliated Companies, when ranked on the basis of Annual Compensation received from the Employer and all Affiliated Companies."

         2. Section 1.34 of the Plan is hereby amended by adding the following provisions at the end thereof:

         "Any individual who is an Employee as of July 1, 1995 and was an employee of Therapy Care, Inc. and/or Therapy Care System Limited Partnership immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility, vesting and benefit accrual provisions of this Plan. Such service shall be credited effective July 1, 1995.

         Any individual who is an Employee as of January 1, 1997 and was an employee of Geriatric & Medical Companies, Inc. and/or any wholly owned subsidiary thereof, immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1997.

         Any individual who is an Employee as of January 1, 1997 and was an employee of Diane Morgan & Associates immediately prior to becoming an Employee shall receive credit for hours of service performed for Diane Morgan & Associates for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1997.

         Any individual who is an Employee as of January 1, 1997 and was an employee of NeighborCare Pharmacies, Inc., Professional Pharmacy Services, Inc., Medical Services Group, Inc., CareCard, Inc. and/or Transport Services, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility and vesting provisions of this Plan. Such service shall be credited effective January 1, 1997.

         Any individual who is an Employee as of January 1, 1997 and was an employee of National Health Care Affiliates, Inc., Oak Hill Health Care Center, Inc., Derby Nursing Center Corporation, EIDOS, Inc. and/or VersaLink, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1997.

         Any individual who is an Employee as of February 7, 1997 and was an employee of Salisbury Physical Therapy and Sports Medicine, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for Salisbury Physical Therapy and Sports Medicine, Inc. for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective February 7, 1997."

         3. Section 1.44 is hereby amended and restated to read as follows:

                  "Sec. 1.44 'Plan' shall mean the Genesis Health
         Ventures, Inc. Retirement Plan as set forth herein, and as the same may from time to time hereafter be amended. This
         Plan is intended to satisfy the requirements of Section
         401(k) of the Code and to constitute a qualified cash or deferred arrangement within the meaning of that section.
         Effective January 1, 1995, this Plan constitutes the merger of the Meridian Healthcare, Inc. Retirement Savings Plan into this Plan. Effective February 1, 1996, this Plan constitutes the merger of the Meridian Healthcare, Inc. Retirement Savings Plan and the McKerley Health Care Centers, Inc. Profit-Sharing 401(k) Plan into this Plan. Effective July 1, 1993, this Plan constitutes the merger of the Health Concepts and Services, Inc. 401(k) Profit-Sharing Plan into this Plan. Effective March 1, 1996, this Plan constitutes the merger of the Accumed, Inc. 401(k) Plan into this Plan. Effective January 1, 1996, this Plan constitutes the merger of the Eastern Medical Supplies 401(k) Salary Reduction Plan into this Plan. Effective January 1, 1997, this Plan constitutes the merger of the NeighborCare Pharmacies, Inc. Retirement Savings Plan into this Plan. Effective January 1, 1997, this Plan constitutes the merger of the Geriatric and Medical Companies, Inc. 401(k) Profit Sharing Plan into this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that a plan is merged into this Plan or a plan's assets and/or liabilities are transferred to this Plan, the amount in each Participant's Account which is attributable to such merger or transfer shall continue to be subject to the provisions of the previous plan (as in effect on the date of such transaction) to the extent necessary to satisfy the requirements of Section 411 of the Code."

         4. Section 1.52 of the Plan is hereby amended to delete the term "Compensation" and to insert in lieu thereof the term "compensation".

         5. Section 1.57 of the Plan is hereby amended and restated to read as follows:

                  "Sec. 1.57 'Transferee Plan' shall mean a plan which accepts an inter-plan transfer, directly or indirectly, from a plan (the 'Transferor Plan') which is required to provide Qualified Joint and Survivor Annuities and Qualified Preretirement Benefit Survivor Annuities, or optional forms of benefits not provided hereunder."

         6. Section 1.62 of the Plan is hereby deleted.

         7. Sections 1.63, 1.64 and 1.65 of the Plan are hereby redesignated as Sections 1.62, 1.63 and 1.64, respectively.

         8. Article I is of the Plan is hereby amended by adding the following new section:

                  "Sec. 1.65 'Year of Benefit Accrual Service' shall mean any Accrual Computation Period in which the Participant completes one thousand (1,000) or more Hours of Service provided that such Hours of Service are to be credited under Section 1.34 for purposes of benefit accrual."

         9. Section 4.02 of the Plan is hereby amended to delete the term "Compensation" and to insert in lieu thereof the term "compensation".

         10. Section 4.04(a) of the Plan is hereby amended and restated to read as follows:

                  "(a) Effective with respect to Plan Years beginning on or after January 1, 1997, the tentative Salary Reduction Amount of any Participant who is a Highly Compensated Employee shall be an amount not less than one percent (1%), nor more than two percent (2%) of such Participant's compensation; and the tentative Salary Reduction Amount of any other Participant shall be an amount not less than one percent (1%), nor more than fifteen percent (15%) of such Participant's compensation. (Such limitations shall be in increments of full percentage points.) Effective with respect to Plan Years beginning on January 1, 1995 and January 1, 1996, the tentative Salary Reduction Amount of any Participant whose employment classification is Grade Level 15 or above, shall be an amount not in excess of two percent (2%) of the Participant's compensation.

         Effective with respect to the Plan Year beginning on January 1, 1994, the tentative Salary Reduction Amount set forth in any Salary Reduction Agreement shall be an amount not less than one percent (1%) of the Participant's compensation nor more than fifteen percent (15%) of the Participant's compensation (in increments of full percentage points). For purposes of this Paragraph (a) the term 'compensation' shall have the same meaning as set forth in Section 5.03(f). Tentative Salary Reduction Amounts shall become Salary Reduction Amounts only after the Employer or the Plan Administrator has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and/or to maintain the treatment of Salary Reduction Amounts as a qualified cash or deferred arrangement."

         11. Section 5.01(b) of the Plan, as amended by Amendment No. 2, shall be further amended to delete the phrase "Year of Participation" and to insert in lieu thereof the phrase "Year of Benefit Accrual Service".

         12. Section 6.08 of the Plan is hereby amended and restated to read as follows:

                  "(b)     Changes in Investment Directions.  Any
         designation or change in the designation of investment categories by a Participant shall be made pursuant to procedures established by the Plan Administrator and shall be made in such manner and at such reasonable times as shall be determined by the Plan
         Administrator."

         13. The phrase "Year of Participation" shall be deleted wherever it appears in the Plan and replaced with the phrase "Year of Benefit Accrual Service".

         14. Except as otherwise noted herein, this amendment shall be effective as of January 1, 1997 and reflects the manner in which this Plan has operated since that date.

         IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, the Genesis Health Ventures, Inc. has caused the same to be executed by its duly authorized officers this 11th day of November, 1998.

ATTEST:                                           GENESIS HEALTH VENTURES, INC.



/s/                                               By:/s/
----------------------------                         ---------------------------
Secretary                                            Senior Vice President

                          GENESIS HEALTH VENTURES, INC.
                                 RETIREMENT PLAN

                      (Restated, Effective January 1, 1989)

                                 AMENDMENT NO. 4

         Genesis Health Ventures, Inc., a Pennsylvania corporation, hereby adopts this amendment to the Genesis Health Ventures, Inc. Retirement Plan ("Plan"). This amendment is adopted pursuant to Section 14.01 of the Plan.

         1. Section 1.34 of the Plan is hereby amended by adding the following provisions at the end thereof:

         "Any individual who is an Employee as of November 1, 1997 and was an employee of William Hill Manor, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entity for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1998.

         Any individual who is an Employee as of January 1, 1998 and was an employee of Virginia Rehabilitation Management Services, Virginia Rehabilitation Services, Inc., or Central Virginia Rehabilitation, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1998.

         Any individual who is an Employee as of January 1, 1998 and was an employee of Chapel Manor Nursing and Rehabilitation Center, Belvedere Nursing and Convalescent Center, Pennsburg Nursing and Rehabilitation Center, Harston Hall Nursing Center, Delco Systems Services, Inc. or Delco Apothecary, Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1998.

         Any individual who is an Employee as of December 1, 1997 and was an employee of Maryland Homelink immediately prior to becoming an Employee shall receive credit for hours of service performed for such entity for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1998.

         Any individual who is an Employee as of April 1, 1998 and was an employee of Highgate at Paoli Point immediately prior to becoming an Employee shall receive credit for hours of service performed for such entities for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective July 1, 1998.

         Any individual who is an Employee as of July 1, 1998 and was an employee of the MultiCare Companies, Inc. or any wholly-owned subsidiary thereof, immediately prior to becoming an Employee shall receive credit for hours of service performed for such entity for purposes of determining Hours of Service with regard to the benefit accrual, eligibility and vesting provisions of this Plan. Such service shall be credited effective July 1, 1998."

         2. Section 1.42 of the Plan is hereby amended and restated to read as follows:

                  "Sec. 1.42 'Required Beginning Date' shall mean the April 1 of the calendar year next following the calendar year in which he/she attains Age 70-1/2, or if later, the April 1 of the calendar year next following the calendar year in which he/she retires."

         3. Section 2.01 of the Plan is hereby amended to add the following Paragraph (c):

                  "(c) Eligibility for Certain Former Employees of the Multicare Companies, Inc. Notwithstanding the first sentence of Paragraph (a) above, any Employee who was employed by the Multicare Companies, Inc. or any of its wholly-owned subsidiaries, and transfers employment directly to the Employer, shall become a Participant under (1), (2) or (3) below, whichever is applicable.

                           (1) If an Employee was employed by the Multicare
                  Companies, Inc. or any of its wholly owned subsidiaries for a period of at least thirty (30) consecutive days and transfers employment to the Employer on or before July 1, 1998, he/she shall become a Participant on the July 1, 1998 Entry Date.

                           (2) If an Employee was employed by the Multicare
                  Companies, Inc. or any of its wholly owned subsidiaries, transfers employment to the Employer on or before January 1, 1999, and has combined service of at least thirty (30) consecutive days on or before January 1, 1999, he/she shall become a Participant on the January 1, 1999 Entry Date.

                           (3) If an Employee is not described in (1) or (2)
                  above, he/she shall become a Participant in accordance with Paragraph (a) above."


         4. Sections 10.01, 10.02 and 10.03 of the Plan are hereby amended, effective as of January 1, 1998, by deleting "$3,500" in each place that it appears and by inserting in lieu thereof "$5,000".

         5. Section 10.03 of the Plan is hereby amended, effective January 1, 1998, to add the following Paragraph (d):

                 "(d) Required Beginning Date Transition Rule. Any Participant who attains age 70 1/2 on or after January 1, 1997 but before December 31, 1998 may elect to commence his/her retirement benefits on: (1) April 1 of the calendar year following the calendar year in which he/she attains age 70 1/2; or (2) his/her Required Beginning Date."

         6. Except as otherwise noted herein, this amendment shall be effective as of January 1, 1997 and reflects the manner in which this Plan has operated since that date.


         IN WITNESS WHEREOF, and as evidence of the adoption of this amendment, Genesis Health Ventures, Inc. has caused the same to be executed by its duly authorized officers this 11th day of November, 1998.


ATTEST:                                          GENESIS HEALTH VENTURES, INC.



/s/                                                  By:/s/
-----------------------------                           ------------------------
Secretary                                               Senior Vice President

                          GENESIS HEALTH VENTURES, INC.
                                 RETIREMENT PLAN

                           (Effective January 1, 1989)

                                 AMENDMENT NO. 5

         Genesis Health Ventures, Inc., a Pennsylvania corporation, hereby adopts this amendment to the Genesis Health Ventures, Inc. Retirement Plan ("Plan"). This amendment is adopted pursuant to Section 14.01 of the Plan.

         1. Section 1.34 of the Plan is hereby amended by adding the following sentence at the end thereof:

                     "Any individual who is an Employee as of September 1, 1998 and was an employee of Health Care Professionals immediately prior to becoming an Employee shall receive credit for hours of service performed for such entity for purposes of determining Hours of Service with regard to the eligibility provisions of this Plan. Such service shall be credited effective January 1, 1999."

         2. Section 4.04(a) (as last amended in Amendment No. 3) of the Plan is hereby amended to read as follows:

                     "Effective with respect to Plan Years beginning on or after
             January 1, 1999, the tentative Salary Reduction Amount of any Participant who is a Highly Compensated Employee shall be an amount not less than one percent (1%), nor more than four percent (4%) of such Participant's Compensation; and the tentative Salary Reduction Amount of any other Participant shall be an amount not less than one percent (1%), nor more than fifteen percent (15%) of such Participant's Compensation. Tentative Salary Reduction Amounts shall become Salary Reduction Amounts only after the Employer or the Plan Administrator has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and/or to maintain the treatment of Salary Reduction Amounts as a qualified cash or deferred arrangement."

         3. Section 5.01(b) of the Plan (as last amended in Amendment No. 2) is hereby amended to read as follows:

                     "(b) Employer Matching Contributions. With respect to Plan
             Years beginning on or after January 1, 1999, as of the last day of each Accrual Computation Period, there shall be allocated to the Employer Matching Contribution Account of each Active Participant who is not a Highly Compensated Employee an amount which shall be equal to the lesser of: (1) a percentage of the Participant's Salary Reduction Amount for such Accrual Computation Period; or (2) a percentage of the Participant's Compensation for such Accrual Computation Period. The respective percentages are determined under the following schedule:

         Participant's                               Percentage of Salary       Percentage of
         Years of Participation                      Reduction Amount           Compensation
         ----------------------                      ----------------           ------------
         Less than 7 Years of Service                      50%                       1%
         7 Years of Service,                               75%                       3%
          but fewer than 10
         10 Years of Service or more                      100%                       4%

             In the event that the Employer Matching Contribution is not sufficient to provide for allocations to all Active Participants who are not Highly Compensated Employees as determined under the schedule above, each such Active Participant shall be allocated a share of such contribution in the same proportion that the dollar amount of his/her allocation, as determined under the schedule above, bears to the total dollar amount of allocations to all such Active Participants, as determined under the schedule above.

             As of the last day of each Accrual Computation Period, there shall be allocated to the Employee Matching Contribution Account of each Active Participant who is a Highly Compensated Employee an amount which shall be equal to the lesser of: (1) a percentage of such Participant's Salary Reduction Amount for such Accrual Computation Period, or (2) a percentage of such Participant's Compensation for such Accrual

             Computation Period. The respective percentages are determined under the following schedule:


                           Percentage of Salary               Percentage of
                           Reduction Amount                   Compensation
                           --------------------               ------------

                                 50%                               1%"

         4. The second sentence of Section 6.02 of the Plan is hereby amended to read as follows:

                     "A similar valuation (or the partial valuation of one or
             more sub- funds, if appropriate) may occur at any other interim valuation date upon the direction of the Plan Administrator."

         5. Section 6.05 of the Plan is hereby amended by adding the following provisions at the end thereof:

                     "(e) Minimum Loan. Each loan shall be in the minimum
             principal amount of $1,000 upon issuance.

                     (f) Number of Loans. No Participant or Beneficiary shall
             under any circumstances be entitled to have outstanding more than one (1) loan, at any one time."

         6.  Section 6.08 (a) is hereby amended by deleting the following:
             "(excluding any portion of such Account which consists of stock of the Employer)".

         7. A third paragraph of Section 9.02 of the Plan is hereby added to the end thereof:

                     "Notwithstanding the foregoing, a Participant's vested
             interest in the portion of his/her Account attributable to amounts transferred to this Plan from the Health Concepts and Services, Inc. 401(k) Profit- Sharing Plan ("HCS Plan") or the NeighborCare Pharmacies, Inc. Retirement Savings Plan ("NCP Plan") that consists of amounts attributable to "Employer Matching Contributions" (as defined under those plans) shall be determined from the following table as of any date of reference during which he/she is a Participant, and as of the date on which he/she experiences a Break in Service, subject, however, to the provisions of Sections 9.03 and 9.04 with respect to disregarded periods of service. In addition, any Participant shall at all times be fully vested in the portion of his/her Account attributable to his/her "Participant Elective Deferral Account", as defined under such plans, that has been transferred to this Plan.

                  Participant's Years                                           Participant's Vested
                       Of Service                                                   Percentage
                   -------------------                                           --------------------
                 Less than 2 Years of Service.........................                None
                  3 Years of Service, but fewer than 4.................                 20%
                  4 Years of Service, but fewer than 5.................                 40%
                  5 Years of Service, but fewer than 6.................                 60%
                  6 Years of Service, but fewer than 7.................                 80%
                  7 Years of Service or more...........................                100%
                  Attainment of Normal Retirement Age
                    regardless of Service..............................                100%
                  Upon the death or Total Disability of a
                    Participant while in the employ of the
                    Employer or an Affiliated Company..................                100%"

         8. A new section 15.13 is hereby added to the Plan which shall read as follows:

                     "Sec. 15.13 USERRA. Notwithstanding any provision of this
             Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code."

         9. Except for the provisions of Paragraph 7 of this Amendment, this Amendment shall be effective as of January 1, 1999. Paragraph 7 of this Amendment shall apply to the HCS Plan as of the date such plan was merged into this Plan and to the NCP Plan as of the date such plan was merged into this Plan and reflects the manner in which this Plan has operated since those dates.

         IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, Genesis Health Ventures, Inc. has caused the same to be executed by its duly authorized officers this 11th day of March, 1999.


ATTEST:                                     GENESIS HEALTH VENTURES, INC.


/s/                                         By:/s/
--------------------------                     ---------------------------------
Secretary                                      Senior Vice President